                                                                     EXHIBIT 2.1

                                                                 DRAFT OF 6/4/96

                          AGREEMENT AND PLAN OF MERGER


                  Agreement entered into as of June __, 1996 by and among Thermo Electron Corporation, a Delaware corporation (the "Buyer"), SMC Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Buyer (the "Transitory Subsidiary"), and SensorMedics Corporation, a California corporation (the "Company"). The Buyer, the Transitory Subsidiary and the Company are referred to collectively herein as the "Parties."

                  This Agreement contemplates a tax-free merger of the Transitory Subsidiary into the Company. In such merger, the stockholders of the Company will receive capital stock of the Buyer in exchange for their capital stock of the Company.

                  Now, therefore, in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows.


                                    ARTICLE I
                                   THE MERGER

                  1.1 The Merger. At the Effective Time (as defined in Section
1.3 below), in accordance with this Agreement, the General Corporation Law of the State of California (the "California Law") and the Delaware General Corporation Law (the "Delaware Law"), the Transitory Subsidiary shall be merged with and into the Company (the "Merger"), the separate existence of the Transitory Subsidiary shall cease and the Company shall continue as the surviving corporation. The Company is hereinafter sometimes referred to as the "Surviving Corporation." At the election of the Buyer, any direct or indirect wholly-owned subsidiary of the Buyer organized under the laws of a state of the United States may be substituted for the Transitory Subsidiary as a constituent corporation in the Merger for purposes of this Section 1.1. At the election of the Buyer, the Merger may be structured so that the Company shall be merged with and into the Transitory Subsidiary with the result that the Transitory Subsidiary shall be the "Surviving Corporation." If the Buyer elects to structure the Merger so that the Transitory Subsidiary, rather than the Company, is the Surviving Corporation, (a) the inaccuracy of any representation or warranty of the Company which is premised on the assumption that the Company shall be the Surviving Corporation, which representation or warranty becomes inaccurate solely as the result of the Transitory Subsidiary, rather than the Company, being the Surviving Corporation, shall not be deemed to be a breach of such representation or warranty and shall not release Buyer and the Transitory Subsidiary from their duties and obligations under this Agreement and (b) the other provisions of this Agreement relating to the Merger (including without limitation Section 1.4) shall be deemed to be appropriately modified to reflect such alternative structure.

                  1.2 Effect of the Merger. At the Effective Time, the Surviving Corporation shall continue its corporate existence under the laws of the State of California and the Merger shall have the effects set forth in Section 259 of the Delaware Law and Section 1107 of the California Law.

                  1.3 Consummation of the Merger. At the Closing (as defined in
Section 1.6), the Parties will cause the Merger to be consummated by delivering to the Secretary of State of the State of Delaware a certificate of merger and by delivering to the Secretary of State of the State of California an agreement of merger, together with officer's certificates, each in such form or forms as may be required by, and executed and acknowledged in accordance with, the relevant provisions of the Delaware Law and the California Law (such documents being referred to collectively as the "Merger Documents"), and shall make all other filings and recordings required by the Delaware Law and the California Law in connection with the Merger. The Merger shall become effective at the time of filing of the appropriate Merger Documents with the Secretary of State of the State of California, or at such later time, which shall be as soon as reasonably practicable, specified as the effective time in the Merger Documents (the "Effective Time").

                  1.4 Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation and By-laws of the Surviving Corporation shall be the Articles of Incorporation and By-laws of the Company as in effect immediately prior to the Effective Time until thereafter amended as provided under the California Law. The directors of the Transitory Subsidiary immediately prior to the Effective Date will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Date will be the initial officers of the Surviving Corporation, in each case until their successors are elected and qualified.

                  1.5 Conversion of Company Shares.

                      (a) At the Effective Time, by virtue of the Merger and without any action on the part of the Transitory Subsidiary, the Company, the Surviving Corporation or the holder of any of the of the following securities:

                          (i) Subject to Section 1.5(b), (c) and (d), each share
of the Company's common stock, no par value (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (the "Outstanding Common Stock") (other than shares to be canceled pursuant to clause (iii) below), shall be canceled and extinguished and be converted into and become the right to receive .2864 shares of the common stock, $1.00 par value, of the Buyer (the "Buyer Common Stock"). The fraction of a share of Buyer Common Stock into which a share of Company Common Stock is to be converted pursuant to the preceding sentence is referred to herein as the "Common Stock Exchange Ratio."


                                       2.
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                          (ii) Subject to Section 1.5(b), (c) and (d), each
share of the Company's Series A Preferred Stock, no par value ("Series A Stock"), issued and outstanding immediately prior to the Effective Time (the "Outstanding Series A Stock") shall be canceled and extinguished and be converted into the right to receive, at the election of the holder thereof, either (A) .0411 shares of Buyer Common Stock or (B) $1.74 in cash pursuant to Section A.4. of Article Four of the Company's Amended and Restated Articles of Incorporation.

                          (iii) Each share of the Company's Series B Preferred
Stock, no par value ("Series B Stock"), issued and outstanding immediately prior to the Effective Time (the "Outstanding Series B Stock") shall be canceled and extinguished and be converted into the right to receive $12.51 in cash pursuant to Section A.4. of Article Four of the Company's Amended and Restated Articles of Incorporation. The Outstanding Common Stock, Outstanding Series A Stock and Outstanding Series B Stock are sometimes collectively referred to herein as the "Company Shares."

                          (iv) Each Company Share that is issued and outstanding
immediately prior to the Effective Time and owned by the Buyer, the Transitory Subsidiary or the Company or any direct or indirect subsidiary of the Buyer, the Transitory Subsidiary or the Company, shall be canceled and retired, and no payment shall be made with respect thereto.

                          (v) Each share of the Transitory Subsidiary's capital
stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of the same class of capital stock of the Surviving Corporation.

                          (vi) The adoption of this Agreement and the approval
of the Merger by the holders of Company Shares shall constitute their ratification and approval of all actions taken, and all instruments, documents and certificate executed, and all amendments to the charter or by-laws of the Company required, by or on behalf of the Company to give effect to the Merger and the transactions contemplated hereby.

                      (b) Post-Closing Adjustment. The number of shares of Buyer Common Stock issuable in consideration for the Company Shares shall be subject to adjustment after the Closing Date as follows:

                          (i) Within 60 days after the Closing Date (as defined
in Section 1.6), the Buyer shall prepare and deliver to George D. Holmes, as representative of the Company Stockholders (as defined in paragraph (ii) below) (the "Company Stockholder Representative"), a balance sheet reflecting the net assets of the Company as of the Closing Date (the "Draft Closing Balance Sheet"). The Buyer shall prepare the Draft Closing


                                       3.
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Balance Sheet in accordance with GAAP (as defined in Section 2.6 below). For purposes of this Agreement, "net assets" shall mean total assets of the Company minus total liabilities of the Company (excluding any liability to Cowen & Co. under the Engagement Letter dated _________, 1995 (the "Engagement letter") and excluding the Bonus Pool Amount (as defined in Section 2.19)).

                          (ii) The Company Stockholder Representative shall
deliver to the Buyer within 60 days after receiving the Draft Closing Balance Sheet a detailed statement describing his objections (if any) thereto. Failure of the Company Stockholder Representative so to object to the Draft Closing Balance Sheet shall constitute acceptance thereof, whereupon the Draft Closing Balance Sheet shall be deemed to be the "Closing Balance Sheet". The Buyer and the Company Stockholder Representative shall use reasonable efforts to resolve any such objections, but if they do not reach a final resolution within 30 days after the Buyer has received the statement of objections, the Buyer and the Company Stockholder Representative shall select an internationally recognized accounting firm mutually acceptable to them (the "Neutral Auditors") to resolve any remaining objections. If the Buyer and the Company Stockholder Representative are unable to agree on the choice of Neutral Auditors, they shall select as Neutral Auditors a "big six" accounting firm other than Arthur Andersen LLP by lot. The Neutral Auditors shall determine whether the objections raised by the Company Stockholder Representative are valid. The Draft Closing Balance Sheet shall be adjusted in accordance with the Neutral Auditor's determination and, as so adjusted, shall be the Closing Balance Sheet. Such determination by the Neutral Auditors shall be conclusive and binding upon the Buyer and the stockholders of the Company as of the Effective Time (the "Company Stockholders"). The Buyer, on one hand, and the Company Stockholders, on the other, shall share equally the fees and expenses of the Neutral Auditors. The Company Stockholders' portion of such fees and expenses shall be deducted from the Indemnity Escrow Shares (as defined in Section 1.5(c)), as provided in the Escrow Agreement (as defined in Section 1.7).

                          (iii) During the period of any dispute referred to
above, the Buyer shall cooperate fully with the Company Stockholder Representative and the Company Stockholder Representative's accountants. The Company Stockholder Representative shall have access to all books and records and other information of the Company reasonably necessary for the evaluation of the Draft Closing Balance Sheet; provided, however, that any such access shall be allowed only in such manner as not to interfere unreasonably with the operations of the Company.

                          (iv) If the net tangible assets as shown on the
Closing Balance Sheet are less than $11,651,000, then a number of Indemnity Escrow Shares (as defined in Section 15(c)) having a fair market value (as defined in the Escrow Agreement) equal to such shortfall shall be deducted from the Indemnity Escrow Shares and returned by


                                       4.
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the Escrow Agent to the Buyer as provided in the Escrow Agreement, and such shares shall not be issued in consideration for the Company Shares in the Merger.

                          (v) The adoption of this Agreement and the approval of
the Merger by the stockholders of the Company shall constitute approval of the appointment of the Company Stockholder Representative and ratification of all actions taken by the Company Stockholder Representative pursuant to this Section 1.5(b).

                      (c) Notwithstanding anything to the contrary in Section 1.5(a) or (b), in no event will or more than __ shares of Buyer Common Stock be issued in consideration for the Company Shares (including any Company Shares held by holders of Dissenting Shares (as defined in Section 1.5(d)). In the event that the number of shares of Buyer Common Stock issuable in consideration for the Company Shares (after giving effect to any adjustment caused by the preceding sentence or Section 1.5(b)), is determined as a result of the preceding sentence, then the number of shares of Buyer Common Stock that would be issued to the Company Stockholders but for the preceding sentence shall be reduced pro rata based upon the number of shares of Buyer Common Stock that each Company Stockholder would have been entitled to receive but for the preceding sentence. The shares of Buyer Common Stock issuable in consideration for the Company Shares (after giving effect to any adjustment caused by the first sentence of this Section 1.5(c)) (the "Buyer Shares", shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Buyer Common Stock between the date of this Agreement and the Effective Time. At Closing (as defined in Section 1.6 below) (i) ten percent of the Buyer Shares (the "Indemnity Escrow Shares") and
(ii) ___Buyer Shares (the "FDA Shares" and, together with the Indemnity Escrow Shares, the "Escrow Shares") shall be withheld from the payment that Company Stockholders are entitled to receive pursuant to this Section 1.5, and placed in an escrow account as described in Section 1.12. Such withholding shall be made pro rata based on the number of Buyer Shares that each Company Stockholder would have been entitled to receive but for the creation of such escrow. The shares of Buyer Common Stock issued at Closing are referred to as the "Closing Shares."

                      (d) (i) Company Shares held by a holder who, subject to and in accordance with Section 1300 et seq. of the California Law, has demanded and perfected his right to an appraisal of his Company Shares and has not effectively withdrawn or lost his right to such appraisal ("Dissenting Shares"), shall not be converted into a right to receive Buyer Shares or cash, as the case may be, and such holder shall be entitled only to such rights as are granted by
Section 1300 et seq. of the California Law. If after the Effective Time such holder withdraws, with the consent of the Surviving Corporation, or loses his right to appraisal for his Company Shares, such Company Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Buyer Shares, issuable in respect of such Company Shares pursuant to Section 1.5.


                                       5.
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                          (ii) The Company shall give the Buyer and the
Transitory Subsidiary prompt notice of any demands for purchase, or notices of intent to demand purchase, received by the Company with respect to Company Shares, and the Buyer and the Transitory Subsidiary shall have the right to control all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of the Buyer and the Transitory Subsidiary or as otherwise required by law, make any payment with respect to, or settle, or offer to settle, any such demands.

                  1.6 The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of the Buyer in Waltham, Massachusetts, commencing at 9:00 a.m. local time on _____________, 1996, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not been satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (the "Closing Date").

                  1.7 Actions at the Closing. At the Closing, (a) the Company shall deliver to the Buyer and the Transitory Subsidiary the various certificates, instruments and documents referred to in Section 5.2, (b) the Buyer and the Transitory Subsidiary shall deliver to the Company the various certificates, instruments and documents referred to in Section 5.3, (c) the Company and the Transitory Subsidiary shall file the Merger Documents as provided in Section 1.3, and (d) the Buyer, the Company Stockholder Representative and the Escrow Agent (as defined therein) shall execute and deliver the Indemnification and Stock Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement") and the Buyer shall deliver to the Escrow Agent certificates for the Escrow Shares being placed in escrow on the Closing Date pursuant to Section 1.12.

                  1.8 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either the Company or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

                  1.9 Exchange of Shares

                      (a) Promptly following the Closing Date, Boston Equiserve, L.P., the Buyer's stock transfer agent (the "Exchange Agent"), shall transmit to each Company Stockholder a form of letter of transmittal (the "Letter of Transmittal") and instructions for use in effecting the surrender of each certificate representing Company Shares (a "Certificate") held by such Company Stockholder in exchange for the Closing Shares or cash, as the case may be, represented by such Company Shares. Upon the proper surrender of such Certificates and a duly executed Letter of Transmittal and any required tax


                                       6.
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certifications, in accordance with such instructions, to the Exchange Agent, the
Exchange Agent shall deliver a certificate for the Buyer Shares that such Company Stockholder is entitled to receive, minus Escrow Shares as provided in
Section 1.5(c), and/or a check for any cash that such Company Stockholder is entitled to receive. It shall be a condition of such payment and delivery that the surrendered Certificate be properly endorsed or otherwise in proper form for transfer and that the person requesting such shall pay any transfer or other taxes required by reason of such payment or delivery or establish to the satisfaction of the Exchange Agent, the Buyer and/or the Surviving Corporation that such tax has been paid or is not applicable. Until so surrendered for exchange, each Certificate heretofore representing Company Shares (other than Dissenting Shares) shall, subject to Section 1.12 hereof, be deemed for all purposes to evidence the right to receive Buyer Shares or cash as described in accordance with Section 1.5 above; provided, however, that unless and until any such outstanding Certificate is so surrendered, the holder of such outstanding Certificate shall cease to have any rights as a stockholder of the Company, except such rights, if any, as such holder may have with respect to Dissenting Shares and shall not be entitled to receive any consideration from the Surviving Corporation and/or the Buyer with respect to the Company Shares represented by such Certificate. Each Company Stockholder upon surrender of each such Certificate to the Exchange Agent, shall receive promptly in exchange for each such Certificate the Buyer Shares and/or cash to which such holder is entitled pursuant to this Agreement.

                      (b) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the Buyer Shares or cash issuable in exchange therefor as provided in Section 1.5. The Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give the Buyer a bond in such sum as it may direct as indemnity against any claim that may be made against the Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

                  1.10 Dividends. No dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date shall be paid to former Company Stockholders entitled by reason of the Merger to receive Buyer Shares until such holders surrender their Certificates in accordance with Section 1.9. Upon such surrender, the Buyer shall pay or deliver to the persons in whose name the certificates representing such Buyer Shares are issued any dividends or other distributions that are payable to the holders of record of Buyer Common Stock as of a date on or after the Closing Date and which were paid or delivered between the Effective Time and the time of such surrender; provided that no such person shall be entitled to receive any interest on such dividends or other distributions.


                                       7.
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                  1.11 Fractional Shares. No certificates or scrip representing fractional Buyer Shares shall be issued to former Company Stockholders upon the surrender for exchange of Certificates, and such former Company Stockholders shall not be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a stockholder of the Buyer with respect to any fractional Buyer Shares that would otherwise be issued to such former Company Stockholders. In lieu of any fractional Buyer Shares that would otherwise be issued, each former Company Stockholder that would have been entitled to receive a fractional Buyer Share shall, upon proper surrender of such person's Certificates, receive a cash payment equal to the closing price per share of the Buyer Common Stock on the New York Stock Exchange on the trading day immediately preceding the Closing Date, multiplied by the fraction of a share that such Company Stockholder would otherwise be entitled to receive.

                  1.12 Escrow.

                       (a) On the Closing Date, the Buyer shall deliver to the Escrow Agent certificates (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares, as described in Section 1.5(c). The Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party, and shall be held and disbursed solely for the purposes and in accordance with the terms of the Escrow Agreement. It is intended that the assets held in escrow as above provided shall facilitate the ability of the Buyer and the Surviving Corporation to recover amounts to which they are entitled under this Agreement or the Escrow Agreement as a result of misrepresentations, breaches of warranties and breaches of covenants contained in this Agreement and to satisfy claims of the Buyer and the Surviving Corporation arising as a result of this Agreement or the Escrow Agreement and to satisfy the Company's obligations under Section 1.5(b) hereof. Accordingly, and to the extent necessary to provide such protection to the Buyer and the Surviving Corporation, property held in escrow thereunder shall be available to satisfy claims of the Buyer and the Surviving Corporation under this Agreement or the Escrow Agreement to the extent provided in such agreements.

                       (b) The adoption of this Agreement and the approval of the Merger by the Company Stockholders shall constitute approval of the Escrow Agreement and of all of the arrangements relating thereto, including without limitation the placement of the Escrow Shares in escrow and the appointment of the Company Stockholder Representative.

                  1.13 Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation


                                       8.
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they shall be canceled and exchanged for Buyer Shares or cash in accordance with
Section 1.5, subject to Section 1.12 and to applicable law in the case of Dissenting Shares.

                  1.14 Stock Options. At or prior to the Effective Time, Buyer and the Company shall take all action necessary to cause the assumption by the Buyer as of the Effective Time of the options to purchase Company Common Stock outstanding as of the Effective Time (the "Company Options"). Each of the Company Options shall be converted without any action on the part of the holder thereof into an option to purchase shares of Buyer Common Stock (the "Buyer Options") as of the Effective Time. The number of shares of Buyer Common Stock that each record holder of an option agreement which represents a Company Option (the "Optionholders") shall be entitled to receive upon the exercise of such option shall be a number of whole and fractional shares of Buyer Common Stock determined by multiplying the number of shares of Company Common Stock subject to such option, determined immediately before the Effective Time, by the Common Stock Exchange Ratio. The option exercise price of each share of Buyer Common Stock subject to any Buyer Option shall be the amount (rounded up to the nearest whole cent) obtained by dividing the exercise price per share of Company Common Stock at which the assumed Company Option was exercisable immediately before the Effective Time by the Common Stock Exchange Ratio. The assumption and conversion of Company Options to Buyer Options as provided herein shall not give the Optionholders additional benefits which they did not have immediately prior to the Effective Time, result in any acceleration of any vesting schedule for any Company Option, other than any acceleration of the vesting schedules pursuant to the terms of the Company's 1984 Stock Option Plan (as restated through May 1,
1995) (the "Option Plan"), or relieve the Optionholders of any obligations or restrictions applicable to their options or the shares obtainable upon exercise of the options. Only whole shares of Buyer Common Stock shall be issued upon exercise of any Buyer Option and in lieu of receiving any fractional share of Buyer Common Stock, the holder of such option shall receive in cash the fair market value of the fractional share, net of the applicable exercise price of the fractional share and applicable withholding taxes.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule attached hereto as Exhibit B (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph in this Article II. Each individual representation and warranty contained herein shall be interpreted and enforced separately and no representation or warranty contained herein shall be construed as limiting any other representation and


                                       9.

warranty contained herein. The Buyer shall be assumed to have relied upon the representations and warranties contained herein, notwithstanding any investigation of the Company made by the Buyer prior to the Closing. The term "ordinary course of business", when used in this Article II, shall mean the ordinary course of business of the Company consistent with its past custom and practice (including with respect to frequency and amount).

                  2.1 Organization, Qualification and Corporate Power. The Company is a corporation duly organized, validly existing and in corporate and tax good standing under the laws of the state of California. The Company is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. The Company has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has furnished to the Buyer true and complete copies of its Articles of Incorporation and By-laws, each as amended and as in effect on the date hereof. The Company is not in default under or in violation of any provision of its Amended and Restated Articles of Incorporation or By-laws or any other instrument, document or agreement setting forth the terms and conditions of any shares of capital stock or other securities of the Company, or the rights and obligations of any holder of such shares or other securities, including, without limitation, the Securities Purchase Agreement dated as of December 23, 1983 among the Company and the Purchasers named in Exhibits 1 and 2 thereto (the "Series A Agreement"), and the Series B Preferred Stock Purchase Agreement dated as of September 28, 1984 among the Company and the Purchasers listed in the Schedule of Purchasers thereto, as amended (the "Series B Agreement").

                  2.2 Capitalization. The authorized capital stock of the Company consists of (i) 25,000,000 shares of Company Common Stock, of which 1,970,622 shares are issued and outstanding and (ii) 8,000,000 shares of preferred stock, no par value, of which (a) 3,820,000 shares have been designated Series A Stock, of which 3,820,000 shares are issued and outstanding and (b) 1,668,985 shares have been designated as Series B Stock, of which 1,187,414 shares are issued and outstanding. The Series A Stock is not convertible into shares of Company Common Stock except upon the initial public offering of the Company Common Stock. The shares of Series B Stock issued and outstanding are convertible into an aggregate of ________ shares of Company Common Stock, representing the conversion of each share of Series B Stock into ___ shares of Company Common Stock and the conversion of accrued dividends on the Series B Stock at a rate of one share of Company Common Stock for each $10.52 of accrued dividends. The liquidation preferences (including any accumulated but unpaid dividends through June 28, 1996) for the Series A Stock and the Series B Stock would be $1.74 and $12.51, respectively, per share. Under the terms of the Series A Stock and the Series B Stock, the Merger will be considered to be a liquidation of the Company. Section 2.2 of the Disclosure Schedule sets forth a complete and accurate list of (i) all stockholders of the Company, indicating the type and number of


                                       10.

shares held by each stockholder, and (ii) all Optionholders and all holders of outstanding warrants to purchase capital stock of the Company ("Warrants") indicating the type and number of shares subject to each Company Option and Warrant and the exercise price and vesting status of each Company Option and Warrant. All of the issued and outstanding shares of Company Common Stock, Series A Stock and Series B Stock are, and all shares of Company Common Stock that may be issued upon exercise of Company Options and Warrants or upon conversion of Series B Stock will be, upon such exercise or conversion, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Each of the Warrants, upon consummation of the Merger, will be exercisable in accordance with their terms without any action on the part of the Surviving Corporation or the holder thereof, for that number of shares of Buyer Common Stock that such holder would have been entitled to receive if he had exercised such warrant in full immediately prior to the Effective Time. Except as set forth in Section 2.2 of the Disclosure Schedule, there are no outstanding or authorized shares of capital stock or other securities or options, warrants, rights, agreements or commitments to which the Company is a party or which are binding upon the Company providing for the issuance, disposition or acquisition of any of its capital stock or other securities. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. There are no agreements, voting trusts, proxies, or understandings with respect to the voting or registration under the Securities Act of 1933 (the "Securities Act"), of any shares of any capital stock of Company. All of the issued and outstanding shares of Company Common Stock, Series A Stock and Series B Stock and other outstanding securities of the Company were issued in compliance with applicable federal and state securities laws.

                  2.3 Authorization of Transaction. The Company has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and, subject to the adoption of this Agreement and the approval of the Merger by
(a) the holders of a majority of the shares of Company Common Stock and Series B Stock (as converted) issued and outstanding and entitled to vote, voting together as a single class, (b) the holders of 75% of the shares of Series A Stock issued and outstanding and entitled to vote and (c) the holders of 75% of the shares of the Series B Stock issued and outstanding and entitled to vote (the "Requisite Stockholder Approval"), the performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company has, after due consideration of its fiduciary duties, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to and in the best interests of the Company and the shareholders of the Company, (ii) approved this Agreement and the transactions contemplated hereby, including


                                       11.

the Merger and (iii) resolved to recommend approval and adoption of this Agreement and the Merger by the shareholders of the Company.

                  2.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), and the filing of the Merger Documents with the Secretary of State of the State of California and the Secretary of State of the State of Delaware, neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will (a) require on the part of the Company or any corporation with respect to which the Company, directly or indirectly, has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (any of the foregoing being referred to herein as a "Subsidiary") any filing with, or any permit, authorization, consent or approval of, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (a "Governmental Entity"),
(b) conflict with or violate any provision of the charter or By-laws of the Company or any Subsidiary, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, (d) result in the imposition of any Security Interest upon any assets of the Company or any Subsidiary or (e) violate any order, writ, injunction, decree, statute, Rule or regulation applicable to the Company, any Subsidiary or any of their properties or assets or (f) entitle any employee of the Company or any Subsidiary to severance or other payments or to any increase in compensation or benefits. For purposes of this Agreement, "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien (whether arising by contract or by operation of law), other than (i) mechanic's, materialmen's, and similar liens, (ii) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation, and (iii) liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business of the Company or any Subsidiary and not material to the Company and its Subsidiaries taken as a whole. Section 2.4 of the Disclosure Schedule sets forth a true, correct and complete list of all consents and approvals of non-governmental third parties that are required in connection with the consummation by the Company and the Subsidiaries of the transactions contemplated by this Agreement.

                  2.5 Subsidiaries. Section 2.5 of the Disclosure Schedule sets forth for each Subsidiary (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and


                                       12.

outstanding shares of each class of its capital stock, the names of the holders thereof and the number of shares held by each such holder, (d) the number of shares of its capital stock held in treasury, and (e) its directors and officers. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. Each Subsidiary has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The Company has delivered to the Buyer correct and complete copies of the charter and By-laws of each Subsidiary, as amended to date. No Subsidiary is in default under or in violation of any provision of its charter or By-laws. All of the issued and outstanding shares of capital stock of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All shares of each Subsidiary that are held of record or owned beneficially by either the Company or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which the Company or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any capital stock of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary. The Company does not control directly or indirectly or have any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary.

                  2.6 Reports and Financial Statements. The Company has provided to the Buyer (i) the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows for each of the last three fiscal years for the Company and the Subsidiaries (or such shorter periods as such Subsidiaries have been in existence); and (ii) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the quarter ended as of March 31, 1996 (the "Most Recent Fiscal Quarter End"). Such financial statements (collectively, the "Financial Statements") have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, fairly present the financial condition, results of operations and cash flows of the Company and the Subsidiaries as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of the Company and the Subsidiaries, provided, however, that the Financial Statements referred to in clause (ii) above are subject to normal recurring year-end adjustments (which will not be material) and do not include footnotes.


                                       13.

                  2.7 Absence of Certain Changes. Since the Most Recent Fiscal Quarter End, (a) there has not been any material adverse change in the assets, business, prospects, financial condition or results of operations of the Company or any Subsidiary, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse change in the future, and (b) neither the Company nor any Subsidiary has taken any of the actions set forth in paragraphs (a) through (p) of Section 4.6.

                  2.8 Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liability, whether absolute or contingent, liquidated or unliquidated, accrued and unaccrued and whether due or to become due), except for (a) liabilities shown on the balance sheet referred to in clause (ii) of
Section 2.6 (the "Most Recent Balance Sheet"), (b) liabilities which have arisen since the Most Recent Fiscal Quarter End in the ordinary course of business and which are similar in nature and amount to the liabilities which arose during the comparable period of time in the immediately preceding fiscal year and (c) contractual liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.

                  2.9 Tax Matters.

                      (a) Each of the Company and the Subsidiaries has filed in a timely manner (including permitted exceptions) all Tax Returns (as defined below) that it was required to file and all such Tax Returns were correct and complete in all material respects. Each of the Company and the Subsidiaries has paid all Taxes (as defined below) that are shown to be due on any such Tax Returns. The unpaid Taxes of the Company and the Subsidiaries for tax periods through the date of the Most Recent Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Most Recent Balance Sheet. Neither the Company nor any Subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Company or any Subsidiary during a prior period) other than the Company and the Subsidiaries. All Taxes that the Company or any Subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. There are no liens for taxes on the assets of the Company or any Subsidiary. For purposes of this Agreement, "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof. For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations,


                                       14.

statements or other information required to be supplied to a taxing authority in connection with Taxes.

                      (b) The Company has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by any of the Company or any Subsidiary since January 1, 1989. The federal income Tax Returns of the Company have been audited by the Internal Revenue Service or are closed by the applicable statute of limitations for all taxable years through __________. No examination or audit of any Tax Returns of the Company or any Subsidiary by any Governmental Entity is currently in progress or, to the knowledge of the Company and the Subsidiaries, threatened or contemplated. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to an extension of time with respect to a tax assessment or deficiency.

                      (c) Neither the Company nor any Subsidiary is a "consenting corporation" within the meaning of Section 341(f) of the Internal Revenue Code of 1986 (the "Code") and none of the assets of the Company nor the Subsidiaries are subject to an election under Section 341(f) of the Code. Neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code. Neither the Company nor any Subsidiary is a party to any Tax allocation or sharing agreement.

                      (d) Neither the Company nor any Subsidiary is or has ever been a member of an "affiliated group" of corporations (within the meaning of Section 1504 of the Code), other than a group of which only the Company and the Subsidiaries are members. Neither the Company nor any Subsidiary has made an election under Treasury Reg. Section 1.1502-20(g). Neither the Company nor any Subsidiary is or has been required to make a basis reduction pursuant to Treasury Reg. Section 1.1502-20(b) or Treasury Reg. Section 1.337(d)-2T(b).

                      (e) All material elections with respect to Taxes as of the date hereof are set forth in Section 2.9 of the Disclosure Schedule. None of the assets of the Company nor any Subsidiary is property that the Company or any Subsidiary is required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the assets of the Company nor any Subsidiary directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code. None of the assets of the Company nor any Subsidiary is "tax exempt use property" within the meaning of Section 168(h) of the Code. Neither the Company nor any Subsidiary has agreed to make or is required to make any adjustment under Section 481 of the Code by reason of a change in accounting method or otherwise. Neither the Company nor any Subsidiary has participated in an international boycott within


                                       15.

the meaning of Section 999 of the Code. Neither the Company nor any Subsidiary has or has had a permanent establishment in any foreign country, as defined in any applicable treaty or convention between the United States and such foreign country. Neither the Company nor any Subsidiary is a party to any joint venture, partnership or other arrangement or contract that could be treated as a partnership for federal income tax purposes.

                  2.10 Assets. Each of the Company and the Subsidiaries owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Company (tangible or intangible) is subject to any Security Interest.

                  2.11 Owned Real Property. None of the Company nor any Subsidiary owns any real property.

                  2.12 Intellectual Property.

                       (a) Each of the Company and the Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property (as defined below) that is used to conduct its business as currently conducted or planned to be conducted. For purposes of this Agreement, the term "Intellectual Property" means all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and corporate names and registrations and applications for registration thereof,
(iii) copyrights and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data and documentation, (vi) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vii) other proprietary rights relating to any of the foregoing and (viii) copies and tangible embodiments thereof. Section 2.12 of the Disclosure Schedule lists (i) all patents and patent applications and all trademarks, registered copyrights, trade names and service marks which are used in the business of the Company or the Subsidiaries, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any such application for such issuance or registration has been filed, (ii) all material written licenses, sublicenses and other agreements to which the Company or a Subsidiary is a party and pursuant to which any person is authorized to use any Intellectual Property rights, and


                                       16.

(iii) all material written licenses, sublicenses and other agreements as to which the Company or a Subsidiary is a party and pursuant to which the Company or a Subsidiary is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are used in the business of the Company or any Subsidiary or which form a part of any product or service of the Company or any Subsidiary. The Company has made available to the Buyer correct and complete copies of all such patents, registrations, applications, licenses and agreements (as amended to date) and related documentation. Except pursuant to the Contracts listed on Section 2.14 of the Disclosure Schedule and except pursuant to the licenses listed on Section
2.12 of the Disclosure Schedule, neither the Company nor any Subsidiary has agreed to indemnify any person or entity for or against any infringement, misappropriation or other conflict with respect to any item of Intellectual Property that the Company or any Subsidiary owns or uses. Neither the Company nor any Subsidiary is a party to any oral license, sublicense or agreement which, if reduced to written form, would be required to be listed in Section
2.12 of the Disclosure Schedule under the terms of this Section 2.12(a).

                       (b) Neither the Company nor any of the Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

                       (c) Neither the Company nor any of the Subsidiaries has been named in any suit, action or proceeding which involves a claim of infringement of any Intellectual Property right of any third party. The manufacturing, marketing, licensing or sale of the products or performance of the service offerings of the Company and the Subsidiaries do not infringe any Intellectual Property right of any third party; and to the knowledge of the Company and the Subsidiaries, the Intellectual Property rights of the Company and the Subsidiaries are not being infringed by activities, products or services of any third party.

                  2.13 Real Property Leases. Section 2.13 of the Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company or any Subsidiary and lists the term of such lease or sublease, any extension and expansion options, and the rent payable thereunder. The Company has delivered to the Buyer correct and complete copies of the leases and subleases (as amended to date) listed in Section 2.13 of the Disclosure Schedule. With respect to each lease and sublease listed in Section 2.13 of the Disclosure Schedule:

                       (a) the lease or sublease is legal, valid, binding, enforceable and in full force and effect;


                                       17.

                       (b) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing;

                       (c) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                       (d) there are no disputes, oral agreements or forbearance programs in effect as to the lease or sublease;

                       (e) neither the Company nor any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                       (f) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities;

                       (g) to the knowledge of the Company, the owner of the facility leased or subleased has good and clear record and marketable title to the parcel of real property, free and clear of any Security Interest, easement, covenant or other restriction, except for recorded easements, covenants, and other restrictions which do not impair the intended use, occupancy or value of the property subject thereto; and

                       (h) the Company and the Subsidiaries have obtained non-disturbance agreements from the holder of each superior Security Interest and ground lease in connection with each such lease or sublease (each of which is listed in Section 2.13 of the Disclosure Schedule); and the representations and warranties set forth in clauses (a) through (d) of this Section 2.13 with respect to leases and subleases are true and correct with respect to such nondisturbance agreements.

                  2.14 Contracts. Section 2.14 of the Disclosure Schedule lists the following written arrangements to which the Company or any Subsidiary is a party:

                       (a) any written arrangement pursuant to which any party is indemnified for or against any liability under Environmental Laws (as defined in Section 2.21 below);

                       (b) any written arrangement (or group of related written arrangements) for the lease of personal property from or to third parties providing for lease payments in excess of $50,000 per annum;


                                       18.

                       (c) any written arrangement (or group of related written arrangements) for the purchase or sale of raw materials, commodities, supplies, products or other personal property or for the furnishing or receipt of services
(i) which calls for performance over a period of more than one year, (ii) which involves more than the sum of $50,000, or (iii) in which the Company or any Subsidiary has granted manufacturing rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                       (d) any written arrangement establishing a partnership or joint venture;

                       (e) any written arrangement (or group of related written arrangements) under which it has created, incurred, assumed, or guaranteed (or may create, incur, assume, or guarantee) indebtedness (including capitalized lease obligations) involving more than $50,000 or under which it has imposed (or may impose) a Security Interest on any of its assets, tangible or intangible;

                       (f) any written arrangement concerning confidentiality or noncompetition;

                       (g) any written arrangement involving any stockholder of the Company or their affiliates, as defined in Rule 12b-2 under the Securities Exchange Act of 1934 (as amended, the "Exchange Act") ("Affiliates");

                       (h) any written arrangement under which the consequences of a default or termination could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Subsidiaries taken as a whole; and

                       (i) any other written arrangement (or group of related written arrangements) either involving more than $50,000 or not entered into in the Ordinary Course of Business.

                  The Company has delivered to the Buyer a correct and complete copy of each written arrangement (as amended to date) listed in Section 2.14 of the Disclosure Schedule. With respect to each written arrangement so listed: (i) the written arrangement is legal, valid, binding and enforceable and in full force and effect; (ii) the written arrangement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing; and (iii) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination,


                                       19.

modification, or acceleration, under the written arrangement. Neither the Company nor any Subsidiary is a party to any oral contract, agreement or other arrangement which, if reduced to written form, would be required to be listed in
Section 2.14 of the Disclosure Schedule under the terms of this Section 2.14.

                  2.15 Accounts Receivable. All accounts receivable of the Company and the Subsidiaries reflected on the Most Recent Balance Sheet (except for those that have been collected since the Most Recent Fiscal Quarter End) are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Most Recent Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Company that have arisen since the Most Recent Fiscal Quarter End (except for those that have been collected since the Most Recent Fiscal Quarter End) are valid receivables subject to no setoffs or counterclaims and are collectible, net of a reserve for bad debts in an amount proportionate to the reserve shown on the Most Recent Balance Sheet.

                  2.16 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any Subsidiary.

                  2.17 Insurance. Section 2.17 of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five years:

                       (a) the name of the insurer, the name of the policyholder and the name of each covered insured;

                       (b) the policy number and the period of coverage;

                       (c) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                       (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

                  Each such insurance policy (i) is enforceable and in full force and effect; and (ii) will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing. Neither the Company nor any Subsidiary (A) is in breach or default (including with respect to the


                                       20.

payment of premiums or the giving of notices) under such policy, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, modification or acceleration, under such policy; (B) has received any notice from the insurer disclaiming coverage or reserving rights with respect to a particular claim or such policy in general; or (C) has incurred any loss, damage, expense or liability covered by any such insurance policy for which it has not properly asserted a claim under such policy. Each of the Company and the Subsidiaries is covered by insurance in scope and amount customary and reasonable for the businesses in which it is engaged.

                  2.18 Litigation. Section 2.18 of the Disclosure Schedule identifies, and contains a brief description of, (a) any unsatisfied judgment, order, decree, stipulation or injunction and (b) any claim, complaint, action, suit, proceeding, hearing or investigation of or in any Governmental Entity or before any arbitrator to which the Company or any Subsidiary is a party or, to the knowledge of the Company and the Subsidiaries, is threatened to be made a party or which would otherwise have an adverse impact on the business or assets of the Company. None of the complaints, actions, suits, proceedings, hearings, and investigations set forth in Section 2.18 of the Disclosure Schedule could have a material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Subsidiaries taken as a whole.

                  2.19 Employees. Section 2.19 of the Disclosure Schedule contains a list of all employees of the Company and each Subsidiary, indicating, with respect to each such employee, his or her position, annual rate of compensation, bonus for the last fiscal year of the Company, method for calculating bonus for the current fiscal year and any other arrangement under which cash compensation is payable by the Company. Each such employee has entered into a confidentiality/assignment of inventions agreement with the Company or a Subsidiary, a copy of which has previously been delivered to the Buyer. To the knowledge of the Company and its Subsidiaries, no employee has any plans to terminate employment with the Company or any Subsidiary. Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Company and the Subsidiaries have no knowledge of any organizational effort made or threatened, either currently or within the past two years, by or on behalf of any labor union with respect to employees of the Company or any Subsidiary. Under the bonus pool adopted by the Board of Directors of the Company at a meeting held October __, 1995, the Company will be obligated to pay to certain of its employees an aggregate of not more than $8.3 million (the "Bonus Pool Amount") upon consummation of the Merger.


                                       21.

                  2.20 Employee Benefits.

                       (a) Section 2.20(a) of the Disclosure Schedule contains a complete and accurate list of all Employee Benefit Plans (as defined below) maintained, or contributed to, by the Company, any Subsidiary, or any ERISA Affiliate (as defined below). For purposes of this Agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation. For purposes of this Agreement, "ERISA Affiliate" means any entity which is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code),
(ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under
Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Company or a Subsidiary. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R for the last five plan years for each Employee Benefit Plan, have been delivered to the Buyer. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Company, the Subsidiaries and the ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Company and all Employee Benefit Plans are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder.

                       (b) There are no investigations by any Governmental Entity, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

                       (c) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended


                                       22.

since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost.

                       (d) Neither the Company, any Subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA.

                       (e) At no time has the Company, any Subsidiary or any ERISA Affiliate been obligated to contribute to any "multi-employer plan" (as defined in Section 4001(a)(3) of ERISA).

                       (f) There are no unfunded obligations under any Employee Benefit Plan providing benefits after termination of employment to any employee of the Company or any Subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under
Section 4980B of the Code and insurance conversion privileges under state law.

                       (g) No act or omission has occurred and no condition exists with respect to any Employee Benefit Plan maintained by the Company, any Subsidiary or any ERISA Affiliate that would subject the Company, any Subsidiary or any ERISA Affiliate to any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code.

                       (h) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

                       (i) No Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Company from amending or terminating any such Employee Benefit Plan.

                       (j) Section 2.20(j) of the Disclosure Schedule discloses each: (i) agreement with any director, executive officer or other key employee of the Company or any Subsidiary (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Company or any Subsidiary that may be subject to the tax imposed by Section 4999 of the


                                       23.

Code or included in the determination of such person's "parachute payment" under
Section 280G of the Code; and (iii) agreement or plan binding the Company or any Subsidiary, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  2.21 Environmental Matters.

                       (a) Each of the Company and the Subsidiaries has complied with all Environmental Laws (as defined below) applicable to their business operations. For purposes of this Agreement, "Environmental Law" means any federal, state or local law, statute, Rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation or order pertaining to (i) treatment, storage, disposal, generation and transportation of Materials of Environmental Concern (as defined below); (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of Materials of Environmental Concern, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine sanctuaries and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels and containers; (vii) underground and other storage tanks or vessels, abandoned, disposed or discarded barrels, containers and other closed receptacles; (viii) health and safety of employees and other persons; and (ix) manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Materials of Environmental Concern. As used above, the terms "release" and "environment" shall have the meaning set forth in the federal Comprehensive Environmental Compensation, Liability and Response Act of 1980, as amended ("CERCLA").

                       (b) There have been no releases of any Materials of Environmental Concern into the environment at any parcel of real property or any facility formerly or currently owned or leased by the Company or a Subsidiary. There has been no release of Materials of Environmental Concern for which liability can be imposed on the Company or the Subsidiary under any Environmental Law. For purposes of this Agreement, "Materials of Environmental Concern" means any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the federal Resource Conservation and Recovery
Act), toxic materials, industrial materials, oil or petroleum and petroleum products, or any other material subject to regulation under any Environmental Law.


                                       24.

                       (c) There is no pending or, to the knowledge of the Company and the Subsidiaries, threatened civil or criminal litigation, written notice of violation or noncompliance, formal administrative or judicial proceeding, claim, cause of action, liability, investigation, citation, order, consent order, consent decree, inquiry or information request by any Governmental Entity, involving the Company or any Subsidiary relating to any of the following: (i) violation of any Environmental Law; (ii) violation of any permit, license or registration issued under any Environmental Law; (iii) the disposal, discharge or release of Materials of Environmental Concern, whether or not in compliance with Environmental Laws; (iv) the generation, storage, treatment, transportation, reclamation, recycling or other handling of Materials of Environmental Concern, whether or not in compliance with Environmental Laws;
(v) the ownership, operation or use of any landfill, surface impoundment, pit, pond, lagoon, underground injection well, waste pile, land treatment unit, wastewater treatment plant, air pollution control equipment, or any other unit used for the storage, disposal, handling or treatment of Materials of Environmental Concern; (vi) the exacerbation of previously existing environmental contamination; or (vii) exposure to any Materials of Environmental Concern, noises, odors, or vibrations at or from any real property or facility formerly or currently owned or leased by the Company or a Subsidiary. Without limiting the foregoing, none of the Company nor any Subsidiary has been named a "potentially responsible party" under any Environmental Law or has received any correspondence or notice that it may be named a "potentially responsible party."

                       (d) The Company and the Subsidiaries possess all permits, licenses and/or registrations required under Environmental Laws for their business operations, and all such permits, licenses and/or registrations are valid and in full force and effect. Set forth in Section 2.21(d) of the Disclosure Schedule is a list of all violations by the Company and its Subsidiaries of any terms, conditions or requirements of such permits, licenses and/or registrations since the date of incorporation of the Company.

                       (e) Set forth in Section 2.21(e) of the Disclosure
Schedule is a list of all environmental, health and safety reports, investigations, audits, assessments, surveys and analyses, relating to premises currently or previously owned or occupied by the Company or a Subsidiary which the Company has possession of or access to. Complete and accurate copies of each such report, or the results of each such investigation have been provided to the Buyer.

                       (f) To the knowledge of the Company and its Subsidiaries, all entities, including without limitation transporters, treatment, storage and disposal facilities, and remediation companies, used by the Company or a Subsidiary, for the transportation, storage, disposal, treatment or other handling of Materials of Environmental Concern possess all permits, licenses and registrations required under Environmental Laws. None of the Company or any of its Subsidiaries have or will have any liability as a result of any act or omission by any of such entities. To the knowledge of the Company, there is no previous,


                                       25.

pending or threatened civil or criminal litigation, written notice of violation or noncompliance, formal administrative or judicial proceeding, investigation, citation, order, consent order, consent decree, inquiry or information request by any Governmental Entity, relating to such entities for any violations of Environmental Laws.

                  2.22 Legal Compliance.

                       (a) Each of the Company and the Subsidiaries, and the conduct and operation of their respective businesses, are in compliance in all material respects with all laws (including rules and regulations thereunder) of any federal, state, local or foreign government, or any Governmental Entity, which are applicable to the Company or such Subsidiary or business, and none of the Company or any Subsidiaries has received any notice from any Governmental Entity that it is in violation of, or has violated any such laws (including rules and regulations thereunder).

                       (b) For purposes of this Section 2.22(b), the "Products" shall mean all products manufactured or sold at any time by the Company. The Company, and each Product in current commercial distribution, is currently duly registered (in case of the Company) and listed (in case of each such Product) with the U.S. Food and Drug Administration ("FDA") under section 360 of the Federal Food, Drug and Cosmetic Act, 21 U.S.C. 301 et seq. (the "FDC Act") and the applicable rules and regulations thereunder. Each Product in current commercial distribution is a Class II medical device as defined under 21 U.S.C. 360c (a)(1)(B) and the applicable rules and regulations thereunder and was first marketed in its present form and design prior to May 28, 1976 or is covered by a premarket notification submission to the FDA in compliance with 21 U.S.C. 360(k) and the applicable rules and regulations thereunder. The Company is currently in compliance with, and each Product in current commercial distribution is manufactured, prepared, assembled and processed in compliance with, the Good Manufacturing Practices for Medical Devices set forth in 21 C.F.R. part 820. The Company is in compliance with the recordkeeping and FDA reporting requirements for Medical Devices Reporting set forth in 21 C.F.R. Part 803. The premises of the Company and its records relating to the Products were most recently inspected by the FDA on _______, 19__, and a true and complete copy of the report of such inspection has been furnished to Buyer. The Company has corrected all deficiencies noted therein and has implemented all recommendations made therein. Since _____, 19__, the FDA has not inspected such premises and records. The Company is not subject to any enforcement proceedings by the FDA and no proceedings have been threatened. The Company has not introduced in commercial distribution during the period of six calendar years immediately preceding the date hereof any Products which were upon their shipment by the Company adulterated or misbranded in violation of 21 U.S.C. 331. The Company has not recalled any Product since January 1, 1991 and, to the best knowledge of the Company, there is no basis for any such recall.


                                       26.

                  2.23 Permits. Section 2.23 of the Disclosure Schedule sets forth a list of all permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (including without limitation those issued or required under Environmental Laws and those relating to the occupancy or use of owned or leased real property) ("Permits") issued to or held by the Company or any Subsidiary. Such listed Permits are the only Permits that are required for the Company and the Subsidiaries to conduct their respective businesses as presently conducted or as proposed to be conducted, except for those the absence of which would not have any material adverse effect on the assets, business, financial condition, results of operations or future prospects of the Company and the Subsidiaries taken as a whole. Each such Permit is in full force and effect and, to the best of the knowledge of the Company or any Subsidiary, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration. Each such Permit will continue in full force and effect following the Closing.

                  2.24 Certain Business Relationships With Affiliates. No Affiliate of the Company or of any Subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Company or any Subsidiary, (b) has any claim or cause of action against the Company or any Subsidiary, or (c) owes any money to, or is owed by money by, the Company or any Subsidiary. Section 2.24 of the Disclosure Schedule describes any transactions or relationships between the Company and any Affiliate thereof which are reflected in the statements of operations of the Company included in the Financial Statements.

                  2.25 Brokers' Fees. Neither the Company nor any Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement except that the Company is obligated to pay Cowen & Co. the fees described in Section
2.25 of the Disclosure Schedule. Except for such fees, the Company shall have no liability to Cowen & Co. under the Engagement Letter or otherwise arising out of the transactions contemplated hereby or thereby.

                  2.26 Books and Records. The minute books and other similar records of the Company and each Subsidiary contain true and complete records of all actions taken at any meetings of the Company's or such Subsidiary's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of the Company and each Subsidiary accurately reflect in all material respects the assets, liabilities, business, financial condition and results of operations of the Company or such Subsidiary and have been maintained in accordance with good business and bookkeeping practices.

                  2.27 Customers and Suppliers. No material purchase order or commitment of the Company or any Subsidiary is in excess of normal requirements, nor are prices


                                       27.

provided therein in excess of current market prices for the products or services to be provided thereunder. No material supplier of the Company or any Subsidiary has indicated within the past year that it will stop, or decrease the rate of, supplying materials, products or services to them and no material customer of the Company or any Subsidiary has indicated within the past year that it will stop, or decrease the rate of, buying, leasing or licensing materials, products or services from them. Section 2.27 of the Disclosure Schedule sets forth a list of (a) each customer that accounted for more than 5% of the consolidated revenues of the Company during the last full fiscal year or the interim period through the Most Recent Fiscal Quarter End and the amount of revenues accounted for by such customer during each such period and (b) each supplier that is the sole supplier of any significant product or component to the Company or a Subsidiary.

                  2.28 Banking Facilities.

                       (a) Section 2.28 of the Disclosure Schedule sets forth a true, correct and complete list of: (i) each bank, savings and loan or similar financial institution at which the Company or any Subsidiary has an account, safety deposit box, line of credit or credit facility and the numbers of the accounts or safety deposit boxes maintained by the Company or any Subsidiary thereat and details, including terms, of any line of credit or credit facility; and (ii) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

                       (b) All of the outstanding indebtedness (secured or unsecured) for borrowed money of the Company may be prepaid without the consent or approval of, or prior notice to, any other person, and without payment of any premium or penalty.

                  2.29 Suretyships. Except as set forth in Section 2.29 of the Disclosure Schedule, none of the Company or any Subsidiary has any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

                  2.30 Backlog. The Company's backlog of binding purchase orders as of April 30, 1996 was at least $______.

                  2.31 Government Contracts. The Company has not been suspended or debarred from bidding on contracts or subcontracts with any Governmental Entity; no such suspension or debarment has been initiated or, to the Company's knowledge, threatened; and the consummation of the transactions contemplated by this Agreement will not result in any


                                       28.

such suspension or debarment. The Company has not been audited or investigated and is not now being audited or investigated by the U.S. Government Accounting Office, the U.S. Department of Defense or any of its agencies, the Defense Contract Audit Agency, the U.S. Department of Justice, the Inspector General of any U.S. Governmental Entity, any similar agencies or instrumentalities of any foreign Governmental Entity, or any price contractor with a Governmental Entity nor, to the Company's knowledge, has any such audit or investigation been threatened. To the Company's knowledge, there is no valid basis for (a) the suspension or debarment of the Company from bidding on contracts or subcontracts with any Governmental Entity or (b) any claim pursuant to an audit or investigation by any of the entities named in the foregoing sentence. The Company has no agreements, contracts or commitments which require it to obtain or maintain a security clearance with any Governmental Entity.

                  2.32 Registration Statement; Proxy Statement.

                       (a) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission") by the Buyer in connection with the submission of this Agreement to the Company's stockholders and the issuance of Buyer Shares in the Merger (together with any amendments or supplements thereto, the "Registration Statement") or (ii) the proxy statement relating to the meeting of the Company's shareholders (the "Shareholder Meeting") to be held in connection with the Merger (the "Proxy Statement" and, together with the prospectus contained in the Registration Statement, the "Proxy Statement/Prospectus") will, at the respective times filed with the Commission and, in addition (A) in the case of the Proxy Statement/Prospectus, at the date it or any amendments or supplements thereto are mailed to stockholders, at the time of the Shareholder Meeting and at the Effective Time, and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time any event relating to the Company or any of its respective Affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform the Buyer. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by the Buyer or the Transitory Subsidiary which is contained in any of the foregoing documents.


                                       29.

                       (b) The Company has not taken any action that constitutes an "offer", "offer to sell, "offer for sale" or "sale" of Buyer Shares within the meaning of Rule 145 under the Securities Act.

                  2.33 Continuity of Interest. To the best of the Company's knowledge, there is no plan or intention on the part of the Company Stockholders to sell, exchange or otherwise dispose of a number of Buyer Shares received in the Merger that would reduce the Company Stockholders' ownership of Buyer Common Stock to a number of shares having a value, as of the Effective Time, of less than fifty (50%) percent of the value of all of the Company Shares as of the Effective Time. For purposes of this representation, Company Shares surrendered by dissenters or exchanged for cash or in lieu of fractional shares of Buyer Common Stock will be treated as outstanding Company Shares at the Effective Time. Moreover, shares of Buyer Common Stock held by the Company Stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation. The Company has caused each person who it identified as an Affiliate to deliver to Buyer and each Affiliate has, concurrently with the signing of this Agreement, signed an affiliate agreement in the form attached hereto as Exhibit C (an "Affiliate Agreement") providing, among other things, that such person has no plan or intention and will not sell, pledge, transfer or otherwise dispose of Buyer Shares or in any way reduce their risk relative to any such shares, until such time as financial results covering at least 30 days of combined operations of the Buyer and the Company have been published within the meaning of Section 201.01 of the Codification of Financial Reporting Policies and the Commission and except in compliance with the applicable provisions of the Securities Act, and the rules and regulations thereunder.

                  2.34 Pooling Accounting. The Company and the Company Stockholders have taken no actions that would prevent the Buyer from accounting for the Merger as a pooling-of-interests for accounting purposes.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER
                          AND THE TRANSITORY SUBSIDIARY

                  Each of the Buyer and the Transitory Subsidiary represents and warrants to the Company as follows:

                  3.1 Organization. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation.


                                       30.

                  3.2 Capitalization. The authorized capital stock of the Buyer consists of 350,000,000 shares of Buyer Common Stock, of which 136,074,091 shares were issued and outstanding and 83,791 shares were held in the treasury of the Buyer as of March 30, 1996 (after giving effect to a three-for-two stock split effected June 5, 1996), and 50,000 shares of preferred stock, $1.00 par value, of which 40,000 shares have been designated Series B Junior Participating Preferred Stock, none of which are issued and outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. All of the Buyer Shares will be, when issued in accordance with this Agreement, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights.

                  3.3 Authorization of Transaction. Each of the Buyer and the Transitory Subsidiary has all requisite power and authority to execute and deliver this Agreement and (in the case of the Buyer) the Escrow Agreement and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and (in the case of the Buyer) the Escrow Agreement by the Buyer and the Transitory Subsidiary, the performance of this Agreement and (in the case of the Buyer) the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby by the Buyer and the Transitory Subsidiary have been duly and validly authorized by all necessary corporate action on the part of the Buyer and the Transitory Subsidiary. This Agreement has been duly and validly executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and binding obligation of the Buyer and the Transitory Subsidiary, enforceable against them in accordance with its terms.

                  3.4 Noncontravention. Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Hart-Scott-Rodino Act and the filing of the Merger Documents with the Secretary of State of the State of California and the Secretary of State of the State of Delaware, neither the execution and delivery of this Agreement or (in the case of the Buyer) the Escrow Agreement by the Buyer or the Transitory Subsidiary, nor the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby or thereby, will
(a) conflict or violate any provision of the charter or By-laws of the Buyer or the Transitory Subsidiary, (b) require on the part of the Buyer or the Transitory Subsidiary any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest or other arrangement to which the Buyer or the Transitory Subsidiary is a party or by which either is bound or to which any of their assets are subject, or (d) violate any order, writ, injunction, decree, statute, Rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of their properties or assets.


                                       31.

                  3.5 Reports and Financial Statements. The Buyer has previously furnished to the Company complete and accurate copies, as amended or supplemented, of (a) its Annual Report on Form 10-K for the fiscal year ended December 30, 1995 as filed with the Commission, and (b) all other reports filed by the Buyer under Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") with the Commission since December 30, 1995 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of the documents required to be filed by the Buyer under Section 13 of the Exchange Act with the Commission since December 30, 1995. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

                  3.6 Brokers' Fees. Neither the Buyer nor the Transitory Subsidiary has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

                  3.7 Registration Statement; Proxy Statement/Prospectus. Subject to the accuracy of the representations of the Company in Section 2.32(a), the Registration Statement shall not, at the time it is declared effective by the Commission and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements including therein, in light of the circumstances under which they were made, not misleading. Subject to the accuracy of the representations of the Company in Section 2.32(a), the Proxy Statement/Prospectus will not, at the date it or any amendments or supplements thereto are mailed to stockholders, at the time of the Shareholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event relating to the Buyer, the Transitory Subsidiary or any of their respective Affiliates, officers or directors should be discovered by the Buyer or the Transitory Subsidiary which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement/Prospectus, the Buyer or the Transitory Subsidiary will promptly inform the Company. Notwithstanding the foregoing, the Buyer makes no representation or warranty


                                       32.

with respect to any information supplied by the Company which is contained in, or furnished in connection with the preparation of, the Registration Statement or the Proxy Statement/Prospectus.


                                   ARTICLE IV
                                    COVENANTS

                  4.1 Best Efforts. Each of the Parties shall use its best efforts, to the extent commercially reasonable, to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, the Buyer shall not be required to sell or dispose of or hold separately (through a trust or otherwise) any assets or businesses of the Buyer or its Affiliates.

                  4.2 Notices and Consents. The Company shall use its best efforts to obtain, at its expense, all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and to effect all such registrations, filings and notices with or to third parties and Governmental Entities, as may be required by or with respect to the Company in connection with the transactions contemplated by this Agreement (including without limitation those listed in Section 2.4 of the Disclosure Schedule).

                  4.3 Preparation of Registration Statement. The Company and the Buyer shall cooperate to prepare and file the Registration Statement as soon as practicable after the execution hereof. The Company and the Buyer shall use their respective best efforts to respond promptly to any comments of the Commission with respect to the Registration Statement and to cause the Registration Statement to become effective as promptly as practicable.

                  4.4 Distribution of Proxy Statement/Prospectus; Shareholders' Approval. The Company shall take all action necessary in accordance with applicable law to convene the Shareholder Meeting at the earliest possible time after the Registration Statement is declared effective for the purpose of approving the Merger (taking into account the timeframe resulting from incorporation by reference of the Buyer's Exchange Act filings into the Registration Statement). The Company shall submit the Proxy Statement/Prospectus to its shareholders, and its Board of Directors shall recommend to the shareholders, and continue to recommend until the completion of the Shareholder Meeting, the adoption of this Agreement and the approval of the Merger. The Company shall use all reasonable efforts to solicit proxies from its shareholders and otherwise to obtain all votes and approvals of the shareholders necessary for the approval and adoption of the Merger under California Law and its Articles of Incorporation and By-laws.


                                       33.

                  4.5 Hart-Scott-Rodino Act. Each of the Parties has filed the Notification and Report Forms and related material required to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Act, and each shall use its best efforts to obtain an early termination of the applicable waiting period, and shall make any further filings or information submissions pursuant thereto that may be necessary, proper or advisable; provided, however, that the Buyer shall not be obligated to respond to formal requests for additional information or documentary material pursuant to 16 C.F.R. 803.20 under the Hart-Scott-Rodino Act except to the extent it elects to do so in its sole discretion.

                  4.6 Tax-Free Treatment. None of the Parties shall take any action, directly or indirectly, that would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a) of the Code.

                  4.7 Operation of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, the Company shall (and shall cause each Subsidiary to) conduct its operations in the ordinary course of business and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact its current business organization, keep its physical assets in good working condition, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, prior to the Effective Time or termination of this Agreement pursuant to Section 7.1 hereof, neither the Company nor any Subsidiary shall, without the written consent of the Buyer:

                       (a) issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or authorize the issuance, sale or delivery of, or redeem or repurchase, any stock of any class or any other securities or any rights, warrants or options to acquire any such stock or other securities (except pursuant to the conversion or exercise of Series B Stock, Company Options or Warrants outstanding on the date hereof in accordance with their terms), or amend any of the terms of any such stock, securities, rights, warrants or options;

                       (b) split, combine or reclassify any shares of its capital stock; or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                       (c) create, incur or assume any debt not currently outstanding (including obligations in respect of capital leases) except in the ordinary course of business; assume, guarantee, endorse or otherwise become liable or responsible (whether directly,


                                       34.

contingently or otherwise) for the obligations of any other person or entity; or make any loans, advances or capital contributions to, or investments in, any other person or entity;

                       (d) enter into, adopt or amend any Employee Benefit Plan or any employment or severance agreement or arrangement of the type described in
Section 2.20(j) or (except for normal increases in the ordinary course of business) increase in any manner the compensation or fringe benefits of, or modify the employment terms of, its directors, officers or employees, generally or individually, or pay any benefit not required by the terms in effect on the date hereof of any existing Employee Benefit Plan;

                       (e) acquire, sell, lease, encumber or dispose of any assets or property (including without limitation any shares or other equity interests in or securities of any Subsidiary or any corporation, partnership, association or other business organization or division thereof), other than purchases and sales of assets in the ordinary course of business;

                       (f) amend its charter or By-laws;

                       (g) change in any material respect its accounting methods, principles or practices, except insofar as may be required by a generally applicable change in GAAP;

                       (h) discharge or satisfy any Security Interest or pay any obligation or liability other than in the ordinary course of business;

                       (i) mortgage or pledge any of its property or assets or subject any such assets to any Security Interest other than in the ordinary course of business;

                       (j) sell, assign, transfer or license any Intellectual Property, other than in the ordinary course of business;

                       (k) enter into any material contract or, amend, terminate, take or omit to take any action that would constitute a violation of or default under, or waive any rights under, any contract or agreement listed in
Section 2.14 of the Disclosure Schedule;

                       (l) make or commit to make any capital expenditure in excess of $25,000 per item;

                       (m) make any tax election or, except in the ordinary course of business, settle or compromise any federal, state, local or foreign tax liability;


                                       35.

                       (n) take any action, directly or indirectly, that would prevent the Buyer from accounting for the Merger and other transactions contemplated by this Agreement as a pooling-of-interests for accounting purposes.

                       (o) take any action or fail to take any action permitted by this Agreement with the knowledge that such action or failure to take action would result in (i) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or (ii) any of the conditions to the Merger set forth in Article V not being satisfied; or

                       (p) agree in writing or otherwise to take any of the foregoing actions.

                  4.8 Full Access. The Company shall (and shall cause each Subsidiary to) permit representatives of the Buyer to have full access (at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Subsidiaries) to all premises, properties, financial and accounting records, contracts, other records and documents, and personnel, of or pertaining to the Company and each Subsidiary.


                  4.9 Notice of Breaches. The Company shall promptly deliver to the Buyer written notice of any event or development that would (a) render any statement, representation or warranty of the Company in this Agreement (including the Disclosure Schedule) inaccurate or incomplete in any material respect, or (b) constitute or result in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to such party. The Buyer or the Transitory Subsidiary shall promptly deliver to the Company written notice of any event or development that would (i) render any statement, representation or warranty of the Buyer or the Transitory Subsidiary in this Agreement inaccurate or incomplete in any material respect, or (ii) constitute or result in a breach by the Buyer or the Transitory Subsidiary of, or a failure by the Buyer or the Transitory Subsidiary to comply with, any agreement or covenant in this Agreement applicable to such party. No such disclosure shall be deemed to avoid or cure any such misrepresentation or breach.

                  4.10 Exclusivity. The Company shall not, and the Company shall use its best efforts to cause its Affiliates and each of its officers, directors, employees, representatives and agents not to, directly or indirectly,
(a) encourage, solicit, initiate, engage or participate in discussions or negotiations with any person or entity (other than the Buyer) concerning any merger, consolidation, sale of material assets, tender offer, recapitalization, accumulation of Company shares of the Company's capital stock, proxy solicitation or other business combination involving the Company, any Subsidiary or any division of the Company or any Subsidiary or (b) provide any non-public information


                                       36.

concerning the business, properties or assets of the Company or any Subsidiary to any person or entity (other than the Buyer).


                                    ARTICLE V
                      CONDITIONS TO CONSUMMATION OF MERGER

                  5.1 Conditions to Each Party's Obligations. The respective obligations of each Party to consummate the Merger are subject to the satisfaction of the following conditions:

                      (a) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                      (b) all applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

                      (c) no action, suit or proceeding shall be pending or threatened by or before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of the Buyer to own, operate or control any of the assets and operations of the Surviving Corporation and the Subsidiaries following the Merger, and no such judgment, order, decree, stipulation or injunction shall be in effect;

                      (d) the Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission; and

                      (e) the Buyer Shares shall have been authorized for listing on the New York Stock Exchange subject to official notice of issuance.

                  5.2 Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligation of each of the Buyer and the Transitory Subsidiary to consummate the Merger is subject to the satisfaction of the following additional conditions:

                      (a) the holders of at least ninety-five percent (95%) of the outstanding shares of each of the Company Common Stock, Series A Stock and Series B Stock shall have voted in favor of the Merger;


                                       37.

                      (b) the Company and the Subsidiaries shall have obtained all of the waivers, permits, consents, approvals or other authorizations, and effected all of the registrations, filings and notices, referred to in Section 4.2;

                      (c) the representations and warranties of the Company set forth in Article II shall be true and correct when made on the date hereof and shall be true and correct as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                      (d) the Company shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                      (e) the Company shall have delivered to the Buyer and the Transitory Subsidiary a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (d) of this Section 5.2 is satisfied in all respects;

                      (f) the Buyer and the Transitory Subsidiary shall have received from Riordan & McKinzie, counsel to the Company, an opinion dated as of the Closing Date in the form set forth in Exhibit D attached hereto (including without limitation an opinion to the effect that when the Merger is consummated in accordance with the terms of this Agreement, the Merger should be treated for Federal income tax purposes as a tax-free reorganization within the meaning of
Section 368(a) of the Code, in the form attached hereto as Exhibit E (the "Tax Opinion"));

                      (g) the Buyer and the Transitory Subsidiary shall have received the resignations, effective as of the Effective Time, of each director and officer of the Company and the Subsidiaries specified by the Buyer in writing at least five business days prior to the Closing;

                      (h) all agreements between the Company and the Company Stockholders (other than employment agreements and stock option agreements), including, without limitation, the Series A Agreement and the Series B Agreement, shall have been terminated prior or shall terminate effective upon the Effective Time with the effect that the Company shall have no further obligation or liability thereunder;

                      (i) all the terms, covenants and conditions of the Affiliate Agreements to be complied with and performed by the Company or any shareholder, officer or director of the Company as of or before the Effective Time shall have been complied with and performed in all material respects;


                                       38.

                      (j) all Warrants contingently issuable to the customers of the Company shall have been canceled and terminated with the consent of the holders thereof;

                      (k) 95% of the shares of Series B Stock issued and outstanding at the record date for the Shareholder Meeting shall have been converted into Company Common Stock prior to the Effective Time; and

                      (l) all actions to be taken by the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer and the Transitory Subsidiary.

                  5.3 Conditions to Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction of the following additional conditions:

                      (a) the representations and warranties of the Buyer and the Transitory Subsidiary set forth in Article III shall be true and correct when made on the date hereof and shall be true and correct as of the Effective Time as if made as of the Effective Time, except for representations and warranties made as of a specific date, which shall be true and correct as of such date;

                      (b) each of the Buyer and the Transitory Subsidiary shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Effective Time;

                      (c) each of the Buyer and the Transitory Subsidiary shall have delivered to the Company a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) and (b) of this Section 5.3 is satisfied in all respects;

                      (d) the Company shall have received from the Buyer's general counsel, an opinion dated as of the Closing Date in the form attached hereto as Exhibit F;

                      (e) the Company shall have received the Tax Opinion from Riordan & McKinzie; and

                      (f) all actions to be taken by the Buyer and the Transitory Subsidiary in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Company.


                                       39.

                                   ARTICLE VI
                                 INDEMNIFICATION

                  6.1 By the Buyer. If the Closing occurs, the Buyer hereby agrees to indemnify and hold harmless the Company from and against all claims, damages, losses, diminution of value, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting, consulting and other fees or expenses for investigating or defending any actions or threatened actions) whether or not involving a third-party claim (collectively, the "Damages") arising out of or related to each and all of the following:

                      (a) any misrepresentation or breach of any representation or warranty made by the Buyer in this Agreement or in any statement, certificate or schedule furnished by the Buyer pursuant to this Agreement; and

                      (b) any breach of any covenant, agreement or obligation of the Buyer contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement.

                  6.2 Limitation on Damages. The right of the Company to be indemnified pursuant to Section 6.1 (a) shall not apply until the sum of the Damages suffered by the Company on a cumulative basis equals or exceeds $250,000, and at which point the Buyer shall become liable for all Damages, not just amounts in excess of $250,000, and (ii) shall be only for claims that are asserted by the Company before the first anniversary of the Closing Date. In no event shall the Buyer's liability hereunder exceed an amount equal to (i) the aggregate number of Indemnity Escrow Shares multiplied by (ii) the fair market value of such Indemnity Escrow Shares (as determined in accordance with the Escrow Agreement). Notwithstanding the foregoing, this Section 6.2 shall not apply in the event the Buyer has actual knowledge of a breach of a representation or warranty.


                                   ARTICLE VII
                                   TERMINATION

                  7.1 Termination of Agreement. The Parties may terminate this Agreement prior to the Effective Time (whether before or after Requisite Stockholder Approval) as provided below:

                      (a) the Parties may terminate this Agreement by mutual written consent;

                      (b) the Buyer may terminate this Agreement by giving written notice to the Company in the event the Company is in breach, and the Company may


                                       40.

terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary in the event the Buyer or the Transitory Subsidiary is in breach, of any material representation, warranty or covenant contained in this Agreement, and such breach is not remedied within 10 days of delivery of written notice thereof;

                      (c) any Party may terminate this Agreement by giving written notice to the other Parties at any time after the Company Stockholders have voted on whether to approve this Agreement and the Merger in the event this Agreement and the Merger fail to receive the Requisite Stockholder Approval;

                      (d) any Party may terminate this Agreement if (i) there shall be an order of a court in effect to prevent consummation of this Agreement or (ii) there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated, issued or deemed applicable to this Agreement or the transactions contemplated hereby, by any Governmental Entity that would make the consummation of this Agreement illegal;

                      (e) the Buyer may terminate this Agreement by giving written notice to the Company if the Closing shall not have occurred on or before June 28, 1996 by reason of the failure of any condition precedent under
Section 5.1 or 5.2 hereof (unless the failure results from a breach by the Buyer or the Transitory Subsidiary of any representation, warranty or covenant contained in this Agreement); or

                      (f) the Company may terminate this Agreement by giving written notice to the Buyer and the Transitory Subsidiary if the Closing shall not have occurred on or before June 28, 1996 by reason of the failure of any condition precedent under Section 5.1 or 5.3 hereof (unless the failure results from a breach by the Company of any representation, warranty or covenant contained in this Agreement).

                  7.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1, all obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party for breaches of this Agreement).


                                  ARTICLE VIII
                                   DEFINITIONS

                  For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.


                                       41.

                  Defined Term                                Section
                  ------------                                -------
Affiliate                                                       2.14(g)
Affiliate Agreement                                             2.33
Bonus Pool Amount                                               2.19
Buyer                                                           Introduction
Buyer Common Stock                                              1.5(a)
Buyer Options                                                   1.14
Buyer Reports                                                   3.5
Buyer Shares                                                    1.5(a)
California Law                                                  1.1
CERCLA                                                          2.21(a)
Certificates                                                    1.9(a)
Closing                                                         1.6
Closing Balance Sheet                                           1.5(b)
Closing Date                                                    1.6
Closing Shares                                                  1.5(b)
Code                                                            2.9(c)
Commission                                                      2.32(a)
Common Stock Exchange Ratio                                     1.5(a)
Company                                                         Introduction
Company Common Stock                                            1.5(a)
Company Options                                                 1.14
Company Shares                                                  1.5(a)
Company Stockholder                                             1.5(b)
Company Stockholder Representative                              1.5(b)
Damages                                                         6.1
Delaware Law                                                    1.1
Disclosure Schedule                                             Article II
Dissenting Shares                                               1.5(d)
Draft Closing Balance Sheet                                     1.5(b)
Effective Time                                                  1.3
Employee Benefit Plan                                           2.20(a)
Engagement Letter                                               1.5(b)
Environmental Law                                               2.21(a)
ERISA                                                           2.20(a)
ERISA Affiliate                                                 2.20(a)
Escrow Agreement                                                1.7
Escrow Agent                                                    1.7
Escrow Shares                                                   1.5(c)
Exchange Act                                                    3.5
Exchange Agent                                                  1.9


                                       42.

                  Defined Term                                Section
                  ------------                                -------
FDA                                                             2.22(b)
FDA Shares                                                      1.5(c)
FDC Act                                                         2.22(b)
Financial Statements                                            2.6
GAAP                                                            2.6
Governmental Entity                                             2.4
Hart-Scott-Rodino Act                                           2.4
Indemnified Party                                               6.3(a)
Indemnifying Party                                              6.3(a)
Indemnity Escrow Shares                                         1.5(c)
Intellectual Property                                           2.12(a)
Letter of Transmittal                                           1.9(a)
Materials of Environmental Concern                              2.21(b)
Merger                                                          1.1
Merger Documents                                                1.3
Most Recent Balance Sheet                                       2.8
Most Recent Fiscal Quarter End                                  2.6
Neutral Auditors                                                1.5(b)
Option Plan                                                     1.14
OptionHolders                                                   1.14
Ordinary Course of Business                                     Article II
Outstanding Common Stock                                        1.5(a)
Outstanding Series A Stock                                      1.5(a)
Outstanding Series B Stock                                      1.5(a)
Party                                                           Introduction
Permit                                                          2.23
Products                                                        2.22(b)
Proxy Statement                                                 2.32(a)
Proxy Statement/Prospectus                                      2.32(a)
Registration Statement                                          2.32(a)
Requisite Stockholder Approval                                  2.3
Securities Act                                                  2.2
Security Interest                                               2.4
Series A Agreement                                              2.1
Series A Stock                                                  1.5(a)
Series B Agreement                                              2.1
Series B Stock                                                  2.2
Shareholder Meeting                                             2.32(a)
Subsidiary                                                      2.4
Surviving Corporation                                           1.1
Taxes                                                           2.9(a)
Tax Returns                                                     2.9(a)


                                       43.

                  Defined Term                                Section
                  ------------                                -------
Third Party Intellectual Property Rights                        2.12(a)
Transitory Subsidiary                                           Introduction
Warrants                                                        2.2


                                   ARTICLE IX
                                  MISCELLANEOUS

                  9.1 Press Releases and Announcements. No Party shall issue any press release or public disclosure relating to the subject matter of this Agreement without the prior approval of the other Parties, which shall not unreasonably be withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by law, regulation or stock exchange Rule (in which case the disclosing Party shall advise the other Parties and provide them with a copy of the proposed disclosure prior to making the disclosure).

                  9.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Article I concerning issuance of the Buyer Shares are intended for the benefit of the Company Stockholders.

                  9.3 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, with respect to the subject matter hereof.

                  9.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties; provided that the Transitory Subsidiary may assign its rights, interests and obligations hereunder to an Affiliate of the Buyer.

                  9.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  9.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.


                                       44.

                  9.7 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                  If to the Company:              Copy to:

                  SensorMedics Corporation        Riordan & McKinzie
                  22705 Savi Ranch Parkway        California Plaza
                  Yorba Linda, CA 92687           380 South Grand Avenue
                  Attention:  President           Los Angeles, CA 90071
                                                  Attention:  Janis Salin, Esq.

                  If to the Buyer or the Transitory Subsidiary:

                  Thermo Electron Corporation
                  81 Wyman Street
                  Waltham, MA  02254
                  Attention:  General Counsel

                  Any Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

                  9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

                  9.9 Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time; provided, however, that any amendment effected subsequent to the Requisite Stockholder Approval shall be subject to the restrictions contained in the California Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent


                                       45.

default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

                  9.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                  9.11 Expenses. Except as set forth in the Escrow Agreement, each of the Parties shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that if the Merger is consummated, the Company and the Subsidiaries shall not incur more than an aggregate of $250,000 in legal and accounting fees and expenses in connection with the Merger, and any fees and expenses incurred by the Company or its Subsidiaries in excess of such amount shall be recovered by the Buyer pursuant to the Escrow Agreement.

                  9.12 Specific Performance. Each of the Parties acknowledges and agrees that one or more of the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

                  9.13 Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no Rule of strict construction shall be applied against any Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.


                                       46.

                  9.14 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


                                            THERMO ELECTRON CORPORATION



                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------
                                            SC ACQUISITION CORP.



                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            SENSORMEDICS CORPORATION



                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------

                                            COMPANY STOCKHOLDER REPRESENTATIVE




                                                                               ]
                                            -----------------------------------
                                            George D. Holmes


                                       47.

                                                                 Draft of 6/3/96


                                    EXHIBIT A

                   INDEMNIFICATION AND STOCK ESCROW AGREEMENT


                  INDEMNIFICATION AND STOCK ESCROW AGREEMENT, dated as of June __, 1996 by and among Thermo Electron Corporation, a Delaware corporation (the "Buyer"), SensorMedics Corporation, a California corporation (the "Company"), George D. Holmes (the "Company Stockholder Representative"), and _____________, as escrow agent (the "Escrow Agent").

                  WHEREAS, the Buyer and the Company have entered into an Agreement and Plan of Merger dated June __, 1996 (the "Merger Agreement"), contemplating the acquisition by the Buyer of all of the issued and outstanding shares of capital stock of the Company (the "Company Shares"); and

                  WHEREAS, the parties desire that certain shares of the Buyer common stock to be issued pursuant to the Merger be received, held and disposed of by the Escrow Agent subject to the terms and conditions herein expressed;

                  WHEREAS, the execution and delivery of this Agreement is a condition precedent to the obligation of the Buyer to consummate the transactions contemplated by the Merger Agreement;

                  NOW, THEREFORE, as an inducement to the Buyer to consummate the transactions contemplated by the Merger Agreement and in consideration of these premises and other good and valuable consideration, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Capitalized terms used herein which are defined in the Merger Agreement but not defined herein shall have the same meanings herein as therein. "Escrow Termination Date" shall mean the later of
(i) June __, 1997 or (ii) the FDA Resolution Date (as defined in Section 5 hereof).

                  Section 2. Consent of Company Stockholders. By virtue of the Company Stockholders' approval of the Merger Agreement, the Company Stockholders have, without any further act of any Company Stockholder, consented to: (a) the establishment of the escrow account to secure the Company's indemnification obligations under Section 4 of this Agreement and the obligations, if any, of the Company under Section 1.5(b) of the Merger Agreement, in the manner set forth herein, (b) the appointment of the Company Stockholder

Representative as their representative for purposes of this Agreement and as attorney-in-fact and as agent for and on behalf of each Company Stockholder, (c) the taking by the Company Stockholder Representative of any and all actions and the making of any decisions required or permitted to be taken or made by him under this Agreement and (d) all of the other terms, conditions and limitations of this Agreement.

                  Section 3.  Deposit of Escrow Property.

                  (a) The Buyer hereby deposits with Escrow Agent, and Escrow Agent hereby acknowledges receipt of, two stock certificates evidencing an aggregate of ___________ (______) shares of the Buyer's common stock, $1.00 par value per share (the "Escrow Shares"). A certificate evidencing ____________ (_______) Escrow Shares represents the Indemnity Escrow Shares and a certificate evidencing ____________ (_______) Escrow Shares represents the FDA Shares. All of such certificates have been issued in the name of the Escrow Agent or its nominee.

                  (b) In case any distribution (except a cash dividend paid out of earned surplus) or stock dividend shall be made on or in respect of the Escrow Shares, or any property shall be distributed upon or with respect to the Escrow Shares pursuant to the recapitalization, liquidation or reclassification of the capital structure of the Buyer or pursuant to the merger, consolidation or reorganization of the Buyer, the money, stock or property so distributed or paid shall be delivered to and held by Escrow Agent hereunder. Such money, stock and property, together with the Escrow Shares, are sometimes referred to hereinafter as the "Escrow Property." Company Stockholders shall be entitled to receive, in proportion to their respective number of Escrow Shares, all cash dividends paid in respect of the Escrow Shares out of the earned surplus of the Buyer.

                  While the Escrow Shares are held by Escrow Agent, Company Stockholders shall be entitled to direct Escrow Agent as to how to vote the Escrow Shares, in proportion to their respective number of Escrow Shares, with respect to matters placed before the shareholders of the Buyer, and Escrow Agent shall vote accordingly.

                  Section 4.  Holding and Distribution of Escrow Property.

                  (a) If the Closing occurs, the Buyer, the Surviving Corporation and each Subsidiary shall be indemnified from and against any and all claims, damages, losses, diminution of value, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting, consulting or other fees or expenses for investigating or defending any actions or threatened actions) whether or not involving a third-party claim (collectively, the "Damages") arising out of, constituting or related to each and all of the following:

                            (i) any misrepresentation or breach of any
representation or warranty made by the Company in Article II of the Merger Agreement or in any statement, certificate or Schedule furnished by the Company pursuant to the Merger Agreement;

                           (ii) any breach of any covenant, agreement or
obligation of the Company contained in the Merger Agreement or any other agreement, instrument or document contemplated by the Merger Agreement; and

                          (iii) the FDA Matter (as defined in the Proxy
Statement/Prospectus), except for any such Damages described in clause (iv) below; and

                           (iv) the monetary amount payable pursuant to a final
judgment, settlement or other final and legally binding obligation resulting from the resolution of the FDA Matter.

                  The Buyer shall give the Company Stockholder Representative notice of any claim, action or proceeding by a third party which is reasonably likely to result in a claim for indemnification under this Section 4. Such notice is hereby deemed given with respect to the FDA Matter. The Company Stockholder Representative shall have the right to defend, contest, protest and otherwise control the resolution of any such claim, action or proceeding (unless such claim, action or proceeding relates to a matter which, if adversely determined, would have an impact on (A) the Surviving Corporation's or the Buyer's liability in another proceeding, (B) the goodwill or reputation of the Buyer or the Surviving Corporation or (C) the future conduct by the Surviving Corporation or the Buyer of its business or on its Tax or accounting positions, in which case the next paragraph shall apply), at his expense, but shall keep the Buyer apprised of material developments. The Buyer shall have the right to participate in any such legal proceeding, subject to the Company Stockholder Representative's right of control thereof, at the expense of the Buyer by counsel of the Buyer's choice. The Company Stockholder Representative, acting in good faith, shall have the right in its sole discretion to settle any such claim.

                  If the claim, action or proceeding is of a type referred to in the parenthetical contained in the second sentence of the preceding paragraph, then (i) the Buyer shall have the right, at the Company Stockholder Representative's expense, to defend, contest, protest and otherwise control the resolution thereof, but shall keep the Company Stockholder Representative apprised of material developments and (ii) the Company Stockholder Representative shall have the right to participate in any such legal proceeding, subject to the Buyer's right of control thereof, at the Company Stockholder Representative's expense and with counsel selected by the Company Stockholder Representative. The Buyer, acting in good faith, shall have the right in its sole discretion to settle any such claim. The parties hereby acknowledge that the Buyer shall have the right to control the defense of the FDA Matter subject to the terms of this paragraph.

                  (b) The Company Stockholders hereby designate and appoint the Company Stockholder Representative as their representative and attorney-in-fact through whom all actions relating to this Agreement after the Closing Date, including those acts as are required, authorized or contemplated by this Agreement with respect to the settlement of a claim or the defense thereof, shall be made or directed, and hereby acknowledge that the Company Stockholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement on behalf of the Company Stockholders. The Company Stockholders further acknowledge that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the disability, death or incompetency of any Company Stockholder. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Company Stockholder Representative and entitled and authorized to give notices only to the Company Stockholder Representative for any notice contemplated by this Agreement to be given any such person. The Company Stockholder Representative shall serve without compensation but shall be reimbursed for his reasonable out-of-pocket expenses from the Escrow Property. The Company Stockholder Representative shall have the right to sell Escrow Property in order to obtain funds to pay such expenses. The Company Stockholder Representative shall furnish reports as to the status of the escrow to the Company Stockholders as and when Escrow Shares are released from the escrow or claims are paid. The Buyer, the Transitory Subsidiary or the Surviving Corporation shall not have any liability or responsibility to the Company Stockholder Representative.

                  The Company Stockholder Representative shall receive and deliver notices on behalf of the Company Stockholders and take all such action as in the Company Stockholder Representative's discretion may be necessary, appropriate, permitted or advisable to be taken under the terms of this agreement in order to consent to, pay, contest, arbitrate, litigate or settle any claim or alleged claim asserted hereunder.

                  The Company Stockholder Representative shall not be personally liable to the other Company Stockholders for any action taken, suffered or omitted by him in good faith and reasonably believed by him to be authorized or within the discretion of the rights or powers conferred upon him by this Agreement.

                  In acting as representative of the Company Stockholders, the Company Stockholder Representative may rely upon, and shall be protected in acting or refraining from acting upon, an opinion of counsel, certificate of auditors or other certificate, statement, instrument, opinion, report, notice, request, consent, order, arbitrator's award, appraisal, bond or other paper or document reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties. The Company Stockholder Representative may consult with counsel and any advice of such counsel shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by him in such capacity in good faith and in accordance with such opinion of counsel. The Company Stockholder Representative may perform his duties as Company Stockholder

Representative either directly or by or through his agents or attorneys and the Company Stockholder Representative shall not be responsible to the other Company Stockholders for any misconduct or negligence on the part of any agent or attorney appointed with reasonable care by him hereunder.

                  Upon receiving notice of the death or incapacity of the Company Stockholder Representative, the Company Stockholders shall by majority vote (based on the number of Closing Shares received by each Company Stockholder) appoint a successor to fill the vacancy. The Company Stockholders may by such a majority vote remove the Company Stockholder Representative with or without cause and appoint a successor, provided that notice thereof is given by the new Company Stockholder Representative to each of the other parties hereto. The Company Stockholder Representative may resign if, and only if, he is simultaneously replaced with a substitute Company Stockholder Representative reasonably acceptable to the Buyer.

                  Section 5. Limitation of Liability. The right of the Buyer, the Transitory Subsidiary and the Surviving Corporation to be indemnified pursuant to Section 4(a) (except pursuant to Section 4(a)(iv)) shall be limited to the return to the Buyer of the Indemnity Escrow Shares. The right of the Buyer, the Transitory Subsidiary and the Surviving Corporation to be indemnified pursuant to Section 4(a)(i) shall not apply until the sum of the Damages suffered by the Buyer, the Transitory Subsidiary and the Surviving Corporation on a cumulative basis arising out of the matters described in Section 4(a)(i) equals or exceeds $250,000, at which point the Company shall become liable for all such Damages, not just amounts in excess of $250,000. The right of the Buyer, the Transitory Subsidiary and the Surviving Corporation to be indemnified pursuant to Section 4(a)(iv) shall be limited to the return to the Buyer of the FDA Shares. The right of the Buyer, the Transitory Subsidiary and the Surviving Corporation to be indemnified pursuant to Section 4(a)(i), (ii) and (iii) shall be limited to claims that are asserted by the Buyer, the monetary amount payable by the Buyer, the Transitory Subsidiary or the Surviving Corporation under a settlement, final judgment or other final and the Transitory Subsidiary or the Surviving Corporation before the first anniversary of the Closing Date. The right of the Buyer, the Transitory Subsidiary and the Surviving Corporation to be indemnified pursuant to Section 4(a)(iv) shall be limited to claims that are asserted by the Buyer, the Transitory Subsidiary or the Surviving Corporation before the date that is 60 days after a legally binding resolution of the FDA Matter (the "FDA Resolution Date"). Notwithstanding the foregoing, this Section 5 shall not apply in the event the Company has actual knowledge of a breach of a representation or warranty as of the Closing Date.

                  Section 6. Escrow Account. It is intended that the assets held in escrow as above provided shall facilitate the Buyer's and the Surviving Corporation's ability to recover amounts to which they are entitled as a result of misrepresentations, breaches of warranties and breaches of covenants contained in the Merger Agreement or this Agreement and to satisfy other claims of the Buyer and the Surviving Corporation arising as under the Merger

Agreement or this Agreement, and to satisfy the Company's obligations under
Section 1.5(b) of the Merger Agreement. Accordingly, and to the extent necessary to provide such protection to the Buyer and the Surviving Corporation, property held in escrow hereunder shall be available to satisfy claims of the Buyer and the Surviving Corporation under this Agreement to the extent provided herein. In the event the Escrow Property is insufficient to pay all amounts owed to the Buyer, the Transitory Subsidiary and the Surviving Corporation, including by virtue of the expiration of the escrow period, no Company Stockholder shall be liable under this Agreement to pay any amount in addition to such Company Stockholder's proportionate share of the Escrow Property claimed by the Buyer prior to the Escrow Termination Date. Once the Escrow Property or balance thereof is released to the Company Stockholders, the Buyer, the Transitory Subsidiary and the Surviving Corporation have no right to recover damages from the Company Stockholders in the absence of actual knowledge of a breach of a representation or warranty.

                  Section 7. Registration of Claims. In the event that the Buyer or the Surviving Corporation asserts any claim for indemnification against the Escrow Shares, including any claim under Section 1.5(b) of the Merger Agreement, it shall deliver to Escrow Agent and the Company Stockholder Representative a written notice thereof (the "Notice of Claim") setting forth (a) a demand for payment of a specified amount from the Escrow Shares or, if such amount can not be specified, the basis upon which the amount would be determined and (b) a description of the asserted claim and the basis thereof, and the Buyer shall deliver to the Company Stockholder Representative thereafter such other information as may be reasonably requested by the Company Stockholder Representative to evaluate the asserted claim. It is understood and agreed among the parties hereto that the Buyer's and the Surviving Corporation's right to assert claims for indemnification under this Agreement is limited to those matters set forth in this Agreement, although the Escrow Agent shall have no obligation to determine or verify whether such condition has been met.

                  Section 8. Payment of Amounts from Escrow Property Upon Demand Without Objection. If the Buyer delivers to the Company Stockholder Representative and Escrow Agent a Notice of Claim pursuant to Section 4 hereof and if no written objection to such demand is received by Escrow Agent and the Buyer from the Company Stockholder Representative within 30 days following the delivery of such Notice of Claim to Escrow Agent and the Company Stockholder Representative, then Escrow Agent shall pay the claim out of the Escrow Property by forthwith endorsing and delivering to the Buyer the certificates representing the Indemnity Escrow Shares (in the case of a claim asserted under Section 4(a)(i), (ii) or (iii) hereof, or in the case of a claim made pursuant to
Section 1.5(b) of the Merger Agreement), or the FDA Shares (in the case of a claim asserted under Section 4(a)(iv) hereof). The Buyer shall be entitled to retain that number of Escrow Shares which, when multiplied by the fair market value (as defined below), shall equal the amount of the claim; provided, however, that Notices of Claim must be delivered before the Escrow Termination Date. The Buyer shall return one or more certificates for the excess Escrow Shares to Escrow Agent for continued holding hereunder. To the extent the value (calculated on the basis of the fair market value, regardless of actual market value at the time) of the Indemnity Escrow Shares or FDA Shares, as the case may be, retained by the Buyer is less than the amount of the claim, Escrow Agent shall also transfer to the Buyer other Escrow Property, if any, in addition to such Escrow Shares.

                  The fair market value shall be $_______ per share, representing the reported closing price of the Buyer's Common Stock on the New York Stock Exchange on June __, 1996, as adjusted appropriately to reflect any stock, splits, stock dividends or similar recapitalizations.

                  Section 9. Payment of Amounts from Escrow Property After Notice of Objection. If the Buyer delivers to the Company Stockholder Representative and Escrow Agent a Notice of Claim pursuant to Section 4 hereof, and if the Company Stockholder Representative shall give written objection thereto to Escrow Agent and the Buyer prior to the expiration of the 30-day period specified in Section 8, Escrow Agent shall make no payment in respect of the demand set forth in such Notice of Claim until it shall have received one of the following:

                  (a) written instructions signed on behalf of both the Buyer and the Company Stockholder Representative; or

                  (b) a final order of a court having jurisdiction over the asserted claim, after expiration of any applicable appeal period.

                  Upon receipt of any such instructions or order, Escrow Agent shall pay such amount from the Escrow Property to the Buyer as may be directed by such instructions or order; provided, however that (i) the limitations set forth in Section 8 hereof on the number of Escrow Shares retainable by the Buyer shall also apply to claims paid under this Section 9, and (ii) all Escrow Shares delivered to the Buyer shall be valued on the basis of the fair market value, regardless of the actual market price of the Buyer's Common Stock on the date such shares are delivered to the Buyer. If the final order of a court having jurisdiction over the asserted claim, after expiration of any applicable appeal period, upholds the Company Stockholder Representative's objection to the Escrow Agent, the Buyer shall reimburse the Escrow Agent for reasonable attorneys' fees and expenses paid from the Escrow Property to pursue the objection. If the final order of such court, after any applicable appeal period, upholds the Buyer's claim, no such reimbursement shall be made.

                  Section 10.  Payment of Escrow Property to Shareholders.

                  (a) On the June __, 1997, Escrow Agent shall deliver to the Buyer and the Company Stockholder Representative a statement of the remaining balance, if any, of the Indemnity Escrow Shares (calculated on the basis of the fair market value, regardless of the actual market price of the Buyer's Common Stock at that time), and the total amount of all claims registered pursuant to Section 7 hereof under Section 4(a)(i), (ii) or
(iii) hereof and not theretofore resolved and paid (the excess, if any, of such remaining balance over the total amount of such claims shall be referred to as the "Final Indemnity Escrow Balance"). The Buyer and the Company Stockholder Representative shall review the accuracy of the Final Indemnity Escrow Balance and notify Escrow Agent within 30 days of the receipt of the foregoing statement of any asserted discrepancy. Upon the expiration of the 30-day period after receipt by the Buyer and the Company Stockholder Representative of such statement, and if Escrow Agent has not been notified of any discrepancy by the Buyer or the Company Stockholder Representative within the 30-day period specified in the preceding sentence, Escrow Agent shall deliver to each Company Stockholders such Company Stockholder's share of the Indemnity Escrow Shares, free and clear of the escrow created by this Agreement. After the last registered claim under Section 4(a)(i), (ii) and (iii) shall have been resolved pursuant to Section 8 and Section 9 hereof, as the case may be, and paid, the remaining balance, if any, of the Indemnity Escrow Shares shall be delivered by Escrow Agent to Company Stockholders, free and clear of the escrow created by this Agreement; provided, however, that upon the disposition of any such claim prior to the disposition of all such claims Escrow Agent shall deliver to Company Stockholders the Indemnity Escrow Shares in excess of the amount of the remaining aggregate claims as determined above. All payments by Escrow Agent to Company Stockholders pursuant to this Agreement shall be made in proportion to the Company Stockholders' respective interests in the Escrow Shares.

                   (b) On the Escrow Termination Date, Escrow Agent shall deliver to the Buyer and the Company Stockholder Representative a statement of the remaining balance, if any, of the Escrow Property (calculated on the basis of the fair market value, regardless of the actual market price of the Buyer's Common Stock at that time), and the total amount of all claims registered pursuant to Section 7 hereof and not theretofore resolved and paid (the excess, if any, of such remaining balance over the total amount of such claims shall be referred to as the "Final Escrow Balance"). The Buyer and the Company Stockholder Representative shall review the accuracy of the Final Escrow Balance and notify Escrow Agent within 30 days of the receipt of the foregoing statement of any asserted discrepancy. Upon the expiration of the 30-day period after receipt by the Buyer and the Company Stockholder Representative of such statement, and if Escrow Agent has not been notified of any discrepancy by the Buyer or the Company Stockholder Representative within the 30-day period specified in the preceding sentence, Escrow Agent shall deliver to each Company Stockholder Escrow Property representing such Company Stockholder's share of the Final Escrow Balance, free and clear of the escrow created by this Agreement. After the last registered claim shall have been resolved pursuant to Section 8 and Section 9 hereof, as the case may be, and paid, the remaining balance, if any, of the Escrow Property shall be delivered by Escrow Agent to Company Stockholders, free and clear of the escrow created by this Agreement; provided, however, that upon the disposition of any such claim prior to the disposition of all such claims Escrow Agent shall deliver to Company Stockholders the Escrow Property in excess of the amount of the remaining aggregate claims as determined above. All payments by

Escrow Agent to Company Stockholders pursuant to this Agreement shall be made in proportion to the Company Stockholders' respective interests in the Escrow Shares.

                  Section 11. Responsibility of Escrow Agent. Escrow Agent may act upon any instrument or other writing believed by it in good faith to be genuine and to have been signed or presented by the proper person and shall not be liable to any party hereto in connection with the performance of its duties hereunder, except for its own negligence or willful misconduct. Escrow Agent's duties shall be determined only with reference to this Escrow Agreement and applicable laws and Escrow Agent is not charged with knowledge of, or any duties or responsibilities in connection with, any other document or agreement. If in doubt as to its duties and responsibilities hereunder, Escrow Agent may consult with counsel of its choice and shall be protected in any action taken or omitted in connection with the advice or opinion of such counsel.

                  If any party to this Agreement disagrees on anything connected with this escrow (a) Escrow Agent will not have to settle the matter, (b) Escrow Agent may wait for a settlement by appropriate legal proceedings or other means it may require, and in such event it will not be liable for interest or damage,
(c) if Escrow Agent intervenes in or is made a party to any legal proceedings, it will be entitled to such reasonable compensation for services, costs and attorney's fees as the court may award and (d) Escrow Agent is entitled to hold documents and assets deposited in this escrow pending settlement of the disagreement by any of the above means.

                  Escrow Agent is to act as a depositary agent only and is hereby relieved of any liability in connection with any representations made by the other parties hereto or any of their agents. Escrow Agent shall not be responsible for and shall not be under a duty to examine any other agreement.

                  Section 12. Indemnification and Fees of Escrow Agent. In consideration of its acceptance of the appointment as Escrow Agent, the Escrow Agent and shall be indemnified and held harmless as to any liability incurred by it to any other person, firm or corporation by reason of its having accepted the same or in carrying out any of the terms hereof, and shall be reimbursed for all its out-of-pocket expenses, including, among other things, reasonable counsel fees and court costs, incurred by reason of its position hereunder or actions taken pursuant hereto, except in the event of the negligence or willful misconduct of Escrow Agent. The fees and charges set forth below for the services of Escrow Agent will be considered compensation for Escrow Agent's ordinary services as contemplated by this Agreement. In the event the conditions of the escrow are not promptly fulfilled or Escrow Agent renders any service not provided for in this Agreement or there is any assignment of any interest in the subject matter of this escrow or modification of any interest or if any controversy arises in connection with it, Escrow Agent will be reasonably compensated for such extraordinary services, and will be reimbursed for all reasonable costs, attorney's fees and expenses occasioned thereby. Except as provided in Section 9, the fees and expenses of Escrow Agent and any other amounts due the Escrow Agent under this Section 12 shall be reimbursed 50% by Buyer and 50% out of the Escrow Property.

                  Escrow Agent's initial acceptance fee is $_____ and Escrow Agent's annual fee hereunder is $______.

                  Section 13. Resignation of Escrow Agent. Escrow Agent may resign and be discharged from its duties hereunder at any time by giving not less than 60 days prior written notice of such resignation to the Buyer and the Company Stockholder Representative, which notice shall specify the date when such resignation shall take effect. Upon such notice, the Buyer and the Company Stockholder Representative shall appoint a successor escrow agent. If the Buyer and the Company Stockholder Representative are unable to agree upon a successor escrow agent within 30 days after receipt of such notice, Escrow Agent may apply to a court of competent jurisdiction for such appointment. Escrow Agent shall continue to serve until its successor delivers to the Buyer and the Company Stockholder Representative a duly executed instrument of acceptance of the terms and conditions of this Agreement and receives the Escrow Property.

                  Section 14. Investments. Escrow Agent shall invest the cash portion of the Escrow Property, if any, in money market accounts at _________________________. Income from any such investment shall be held by Escrow Agent, shall be reinvested in accordance with this Section 14 and shall be considered part of the Escrow Property.

                  Section 15. Security Interest. To secure the obligations that may be owed it hereunder, the Buyer shall have a security interest in the Escrow Property, and for purposes of protection of an enforceable security interest, possession of the Escrow Property by the Escrow Agent shall be deemed possession by the Buyer.

                  Section 16. Notices and Communications. Any notice or other communications hereunder shall be deemed to have been duly delivered if delivered by hand or overnight courier service to the party to whom such notice or other communication is to be delivered at such party's address set forth below, or sent by certified or registered mail, return receipt requested, postage prepaid, as follows:

                  If to the Buyer:

                           Thermo Electron Corporation
                           81 Wyman Street
                           Waltham, Massachusetts 02254
                           Attention:  President

                  With a copy to:

                           Thermo Electron Corporation
                           81 Wyman Street
                           Waltham, Massachusetts  02254
                           Attention:  General Counsel

                  If to the Company, to:

                           SensorMedics Corporation
                           22705 Savi Ranch Parkway
                           Yorba Linda, CA  92687

                  With a copy to:

                           Riordan & McKinzie
                           California Plaza
                           380 South Grand Avenue
                           Los Angeles, CA  90071
                           Attention:  Janice Salin, Esquire

                           and

                           Thermo Electron Corporation
                           81 Wyman Street
                           Waltham, Massachusetts  02254
                           Attention:  General Counsel

                  If to the Company Stockholder Representative, to:

                  If to a Company Stockholder, to:

                           At the Company Stockholder's address set forth on the Buyer's stock records.

                  If to Escrow Agent, to:

or to such other address, or to the attention of such other individual, as any party hereto may designate in writing to the other parties to this Agreement. Any such notice, request, demand, consent or other communication shall be deemed to have been given on the earlier of (i) the date of delivery if by hand or by overnight courier service or (ii) five days after having been mailed.

                   Section 17. Governing Law. This Agreement shall be governed by the law of the Commonwealth of Massachusetts applicable to agreements made and to be performed wholly within such jurisdiction, without regard to the conflicts of laws provisions thereof.

                  Section 18. Amendments. This instrument supersedes any and all prior agreements among the parties with regard to the matters set forth herein and may not be altered or amended except by a writing signed by the parties against whom such alteration or amendment is sought.

                  Section 19. Waiver. No waiver of any term or provision of this Agreement shall be effective unless made in a writing signed by the party against whom the enforcement of the waiver is sought. No waiver of any term or provision of this Agreement shall be deemed to be a waiver of any other breach of such term or provision of this Agreement.

                  Section 20. Section Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

                  Section 21. Successor and Assigns. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the successors and assigns of each of them; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

                  Section 22. Counterparts. This Agreement may be executed in several identical counterparts each of which when executed by the parties hereto and delivered shall be an original, but all of which together shall constitute a single instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                       THERMO ELECTRON CORPORATION


                                       By:
                                          ----------------------------------
                                       Title:


                                       SENSORMEDICS CORPORATION


                                       By:
                                          ----------------------------------
                                       Title:


                                       COMPANY STOCKHOLDER
                                       REPRESENTATIVE


                                       -------------------------------------
                                       George D. Holmes


                                       [                                    ]
                                        ------------------------------------
                                         as Escrow Agent


                                       By:
                                          ----------------------------------
                                       Title:

                                                         EXHIBIT C TO APPENDIX A

                            SENSORMEDICS CORPORATION

                              AFFILIATE AGREEMENT

                                                                   June   , 1996

SensorMedics Corporation
22705 Savi Ranch Parkway
Yorba Linda, California 92687

Thermo Electron Corporation
81 Wyman Street
Waltham, Massachusetts 02254

Ladies and Gentlemen:

     The undersigned Shareholder (the "Shareholder") of SensorMedics Corporation, a California corporation ("SMC"), understands that SMC has entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of June
  , 1996 among Thermo Electron Corporation, a Delaware corporation ("Thermo"), SMC Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Thermo ("Acquisition"), and SMC. Pursuant to the Merger Agreement, Acquisition will merge (the "Merger") with and into SMC, following which SMC will become a wholly-owned subsidiary of Thermo. The Merger Agreement provides that, on the Effective Date of the Merger (as defined in the Merger Agreement), all of the outstanding shares of common stock and all shares of Series A Preferred Stock of SMC as to which an election is made will be converted into shares of common stock of Thermo (the "Thermo Common Stock") in accordance with the applicable exchange ratio specified in the Merger Agreement.

     The Shareholder has been advised that as of the date hereof, the Shareholder may be deemed to be an "affiliate" of SMC, as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission.

     The Shareholder understands that the representations, warranties and covenants set forth herein will be relied upon by Thermo, Acquisition, SMC and other shareholders of SMC, and their respective counsel and accounting firms.

     The Shareholder represents, warrants and agrees with Thermo and SMC as follows:

          1. The Shareholder is the beneficial owner of the shares of SMC capital stock and options to purchase SMC capital stock indicated on the last page hereof (the "SMC Securities"), which at the date hereof and at all times up until the Effective Date will be free and clear of any liens, claims, options, charges or other encumbrances not described on such page. Except for the SMC Securities, the Shareholder does not beneficially own any shares of capital stock of SMC or any other equity securities of SMC or any other options, warrants or other rights to acquire any equity securities of SMC. The Shareholder has full power and authority to make, enter into and carry out the terms of this Agreement.

          2. The Shareholder has been advised that the issuance of shares of Thermo Common Stock to the Shareholder (the "Thermo Shares") in connection with the Merger has been or will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the Shareholder has also been advised that, since at the time the Merger is to be submitted for a vote of the shareholders of SMC, the Shareholder may be deemed to be an affiliate of SMC and the distribution by the Shareholder of any Thermo Shares will not have been registered under the Act, the Shareholder may not sell, transfer or otherwise dispose of the Thermo Shares unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in compliance with Rule 145

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

     promulgated by the Commission under the Act, or (iii) such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          3. The Shareholder shall not make any sale, transfer or other disposition of the Thermo Shares in violation of the Act or the rules and regulations promulgated thereunder.

          4. The Shareholder understands that Thermo is under no obligation to register the sale, transfer or other disposition of the Thermo Shares, or any other Thermo Common Stock held on the Shareholder's behalf, under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          5. Notwithstanding any other provision hereof to the contrary, during the period commencing on the date hereof and ending at such time as financial results covering at least thirty days of combined operations of SMC and Thermo have been published by Thermo in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations of Thermo and SMC, the Shareholder will not sell, transfer or otherwise dispose of, or offer or agree to sell, transfer or otherwise dispose of, or in any other way reduce the risk of the Shareholder's ownership of or investment in, any SMC Securities, any shares of SMC common stock or other equity securities of SMC which the Shareholder purchases or acquires after the execution of this Agreement, the Thermo Shares or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities being referred to herein, collectively, as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities. Without limiting the foregoing, the Shareholder acknowledges that such restriction prohibits the acquisition of a "put" option or other hedging instrument with respect to Thermo Common Stock.

          6. Stock transfer instructions will be given to Thermo's transfer agent with respect to the Thermo Shares and there will be placed on the certificates for the Thermo Shares, or any substitutions therefor, a legend stating in substance:

           "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated as of
           June   , 1996 between the registered holder hereof and Thermo
           Electron Corporation, a copy of which agreement is on file at the principal offices of Thermo Electron Corporation.

          7. Unless the transfer by the Shareholder of the Thermo Shares has been registered under the Act, or is a sale made in compliance with Rule 145, Thermo reserves the right to put a legend on the certificates issued to any transferee of the Shareholder stating in substance:

           "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares may not be sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

          8. The legends set forth in paragraphs 6 and 7 above shall be removed by delivery of substitute certificates without the applicable legend if, in the opinion of counsel to Thermo, (a) such legend is not required for purposes of the Act or (b) the sale or other disposition of the shares evidenced by the certificate is permitted by the provisions of Rule 145(d)). In any event, such legend may be removed upon request of the Shareholder no later than two years after the Merger is consummated, unless the Shareholder is then an "affiliate" of Thermo within the meaning of Rule 145(d).

          9. The Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the opinion of Thermo, to carry out the intent of this Agreement.

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

        10. Miscellaneous.

               10.1 If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, all other terms, provisions, covenants and restrictions of this Agreement shall nevertheless remain in full force and effect and shall in no way be affected, impaired or invalidated.

               10.2 This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other.

               10.3 This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

               10.4 The parties hereto acknowledge that Thermo will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Thermo upon any such violation, Thermo shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Thermo at law or in equity.

               10.5 All notices, requests, claims,, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

           If to SMC:  SensorMedics Corporation
                       22705 Savi Ranch Parkway
                       Yorba Linda, California 92687
                       Attention: President

             with a copy to:  Riordan & McKinzie
                              300 South Grand Avenue
                              Suite 2900
                              Los Angeles, CA 90071
                              Attention: Janis B. Salin, Esquire

             and to:
                              Thermo Electron Corporation
                              81 Wyman Street
                              Waltham, MA 02254
                              Attention: General Counsel

           If to Shareholder:  to the address set forth on the last page hereof or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

               10.6 This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

               10.7 This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

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

          11. Thermo agrees to publish, as promptly as practicable following the Merger, results covering at least thirty days of combined operations of Thermo and SMC in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations of Thermo and SMC; provided, however, that Thermo shall be under no obligation to publish any such financial information other than with respect to a fiscal quarter of Thermo.

                                          Very truly yours,

                                          --------------------------------------
                                          (Print Shareholder's Name)

                                          By:
                                              ----------------------------------

                                          Title:
                                                --------------------------------
                                                     (if applicable)

                                          Shareholders' Address:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                       C-4